McKee Nelson Draft No. 3

6/9/05

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of May, 2005, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“LBH” or “Seller”) and COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership (the “Servicer”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”), and acknowledged by CITIBANK, N.A., as trustee (the “Trustee”), recites and provides as follows:

RECITALS

WHEREAS, the Seller has conveyed certain Mortgage Loans identified on Schedule I-A and Schedule I-B hereto (the “Mortgage Loans”) to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO”), which in turn has conveyed the Mortgage Loans to the Trustee, pursuant to a trust agreement, dated as of May 1, 2005 (the “Trust Agreement”), attached as Exhibit B hereto, among the Trustee, the Master Servicer and SASCO, as depositor (the “Depositor”);

WHEREAS, Countrywide Home Loans, Inc. (“CHL”) has previously sold to Banc of America Mortgage Capital Corporation (“BofA”) from time to time on a servicing retained basis certain fixed rate residential mortgage loans (the “BofA Mortgage Loans”) pursuant to a Master Mortgage Loan Purchase and Servicing Agreement dated as  of April 1, 2003, as amended by Amendment No. 1 dated as of May 1, 2003, as further amended by Amendment No. 2 dated as of July 1, 2003, as further amended by Amendment No. 3 dated as of September 1, 2003, as further amended by Amendment No. 4 dated as of April 14, 2004, as further amended by Amendment No. 5 dated as of May 18, 2004, as further amended by Amendment No. 6 dated as of June 30, 2004, and as further amended by Amendment No. 7 dated as of October 1, 2004 (as so amended, the “BofA MLPSA”);

WHEREAS, pursuant to an Assignment, Assumption and Recognition Agreement dated as of April 19, 2005 among CHL, BofA, as assignor, and Lehman Brothers Bank, FSB (the “Bank”), as assignee, the Bank acquired certain of the BofA Mortgage Loans identified on Schedule I-A hereto and was assigned all the rights of BofA and assumed all the obligations of BofA under the BofA MLPSA, a copy of which is attached hereto as Exhibit C-1;

WHEREAS, pursuant to purchase confirmations dated as of April 1, 2003 and June 1, 2004, both by and between CHL and the Servicer, CHL transferred the servicing rights to the BofA Mortgage Loans and the Mortgage Loans identified on Schedule I-B hereto, respectively, to the Servicer;

WHEREAS, the Mortgage Loans identified on Schedule I-B hereto are currently being serviced by the Servicer pursuant a Seller’s Warranties and Servicing Agreement between the Bank and CHL dated as of June 1, 2004 (the “SWSA”), a copy of which is attached hereto as Exhibit C-2;

WHEREAS, on or prior to May 31, 2005 (the “Closing Date”), the Bank and LBH will enter into an Assignment and Assumption Agreement, dated as of May 1, 2005 (the “Assignment and Assumption Agreement”), pursuant to which the Bank will assign all of its rights, title and interest in and to the Mortgage Loans to LBH and LBH will assume all of the rights and obligations of the Bank under the SWSA and the BofA MLPSA to the extent that such agreements relate to the Mortgage Loans;

WHEREAS, the Seller desires that the Servicer service all of the Mortgage Loans pursuant to the SWSA, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

WHEREAS, the Seller and the Servicer agree that the provisions of the SWSA shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a reconstitution agreement in connection with a Pass-Through Transfer (within the meaning of the SWSA) which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default under this Agreement;

AND WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1.

Definitions.  Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless if such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

2.

Custodianship.  The parties hereto acknowledge that LaSalle Bank National Association and U.S. Bank National Association will each act as custodian of the Serviced Mortgage Files for the Trustee pursuant to the Trust Agreement.

3.

Servicing.  The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

The Servicer additionally agrees that the Servicer will fully furnish, in accordance with and to the extent required by the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.  In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with and to the extent required by Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit F, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

4.

Trust Cut-off Date.  The parties hereto acknowledge that by operation of Sections 4.05 and 5.01 of the SWSA, the remittance on June 18, 2005 to the Trust Fund (as defined below) is to include principal due after May 1, 2005 (the “Trust Cut-off Date”) plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) of Section 5.01 of the SWSA.

5.

Master Servicing; Termination of Servicer.  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Trustee and the SASCO 2005-10 Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as the Seller under the SWSA to enforce the obligations of the Servicer under the SWSA and the term “Purchaser” as used in the SWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the content requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Article X (Default) of the SWSA.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of obligations of the Seller under the SWSA, and, in connection with the performance of the Master Servicer’s duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6.

No Representations.  Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans in connection with this Agreement and the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

7.

Notices.  All notices, consents, certificates or reports (collectively “written information”) required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice.  Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC

327 Inverness Drive South, Mail Stop 3195

Englewood, Colorado  80112

Attention:  E. Todd Whittemore

Telephone:  (720) 945-3422

Facsimile:  (720) 945-3123

All remittances required to be made to the Master Servicer under this Agreement shall be on a scheduled/scheduled basis and made to the following wire account:

JPMorgan Chase Bank, N.A.

New York, New York

ABA#:  021-000-021

Account Name:  Aurora Loan Services LLC

Master Servicing Payment Clearance Account

Account Number:  066-611059

Beneficiary:  Aurora Loan Services LLC

For further credit to:  SASCO 2005-10

All written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Citibank Agency & Trust (SASCO 2005-10)

Telephone No.:   (212) 816-5693

Facsimile:  (212) 816-5527

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

Lehman Brothers Holdings Inc.

745 7th Avenue, 7th Floor

New York, NY 10019

Attention:  Manager, Contract Finance (SASCO 2005-10)

Telephone:  (212) 526-7000

Facsimile:   (212) 526-8950

All written information required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

8.

Acknowledgement.  The Servicer hereby acknowledges that the rights and obligations of the Bank under the SWSA and the BofA MLPSA will be assigned to the Seller on the Closing Date pursuant to the Assignment and Assumption Agreement; that such rights and obligations, as amended by this Agreement will, in turn, be re-assigned by the Seller to SASCO under the Mortgage Loan Sale and Assignment Agreement; and that such rights and obligations will simultaneously be re-assigned by SASCO to the Trust Fund under the Trust Agreement.  The Servicer agrees that the Assignment and Assumption Agreement, the Mortgage Loan Sale and Assignment Agreement and the Trust Agreement will each be a valid assignment and assumption agreement or other assignment document required pursuant to Sections 2.02 and 12.10 of the SWSA and 8.07 of the BofA MLPSA, as applicable, and will constitute a valid assignment and assumption of the rights and obligations of the Bank under the SWSA and the BofA MLPSA, to the Seller, by the Seller to SASCO, and by SASCO to the Trust Fund, as applicable.  In addition, the Trust Fund will make a REMIC election.  The Servicer hereby consents to each such assignment and assumption and acknowledges the Trust Fund’s REMIC election and hereby agrees to service the Mortgage Loans in accordance with this Agreement.  The Seller, SASCO, the Master Servicer and the Trustee hereby acknowledge that any representations and warranties, rights to repurchase and indemnification and all other right, title, and interest in and to the Mortgage Loans not related to servicing shall be governed by the related assignment and assumption agreement or other assignment document.

9.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

11.

Reconstitution.  The Seller and the Servicer agree that this Agreement is a reconstituted agreement executed in connection with a “Pass-Through Transfer,” and that the date hereof is the “Reconstitution Date,” each as defined in the SWSA.

Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.

    as Seller

By:         /s/ Joseph J. Kelly

Name:  Joseph J. Kelly

Title:   Authorized Signatory

COUNTRYWIDE HOME LOANS SERVICING LP

    as Servicer

By: Countrywide GP, Inc., its General Partner

By:       /s/ Mary Beth Criswell

Name:  Mary Beth Criswell

Title:    Vice President

AURORA LOAN SERVICES LLC,

     as Master Servicer

By:     /s/ E. Todd Whittemore

Name:  E. Todd Whittemore

Title:    Executive Vice President

Acknowledged:

CITIBANK, N.A.,

as Trustee

By:           /s/ John Hannon

Name:  John Hannon

Title:   Authorized Signatory

EXHIBIT A

Modifications to the SWSA

1.

Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded for purposes relating to this Agreement.  The exhibits to the SWSA and all references to such exhibits shall also be disregarded.

2.

The definition of “Business Day” in Article I is hereby amended as follows:

(i)

by restating clause (ii) of such definition to read as follows:

(ii) a day on which banks and savings and loan institutions in the State of Massachusetts, the State of Colorado, State of California, State of Texas or the State of New York are authorized or obligated by law or executive order to be closed.

(ii)

by adding a new paragraph below clause (ii) as follows:

Where any reference is made to more than one Business Day, such reference, except as otherwise expressly provided, shall mean consecutive Business Days.

3.

The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

Custodial Agreement means the agreements relating to the custody of the Mortgage Loans, each between a Custodian and the Trustee.

4.

The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

Custodian means each of LaSalle Bank National Association and U.S. Bank National Association and their respective successors in interest, or any successor custodian appointed pursuant to the related Custodial Agreement.

5.

New definitions of “Eligible Deposit Account” and “Eligible Institution” are added to Article I to immediately precede the definition of “Eligible Investments” and to read as follows:

Eligible Deposit Account:  An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution:  Any of the following:

(i)

an institution whose:

(A)

commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-“ by S&P, if the amounts on deposit are to be  held in the account for no more than 365 days; or

(B)

commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (i)(A) or clause (i)(B), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)

the  corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

6.

The definition of “Eligible Investments” in Article I is hereby amended in its entirety to read as follows:

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee, the Master Servicer or any agent of the Trustee or the Master Servicer, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, rated in the highest rating category by each Rating Agency.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

7.

The definition of “First Remittance Date” in Article I is hereby deleted in its entirety.

8.

The definition of “GNMA” is hereby added to Article I to immediately follow the definition of “Freddie Mac”:

GNMA:  The Government National Mortgage Association, or any successor thereto.

9.

The definition of “Monthly Advance” in Article I is hereby amended in its entirety to read as follows:

Monthly Advance:  With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.  To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker’s price opinion and any other information or reports obtained by the Servicer which may support such determinations.

10.

The definition of “Mortgage Loan” in Article I is hereby amended in its entirety to read as follows:

Mortgage Loan:  An individual servicing retained Mortgage Loan which has been sold by the Seller to SASCO and is subject to this Agreement being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds, excluding late charges, assumption fees and other similar charges, and obligations arising from or in connection with such Mortgage Loan.

11.

The definition of “Mortgage Loan Schedule” in Article I is hereby amended in its entirety to read as follows:

Mortgage Loan Schedule:  The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans which were sold by the Seller to SASCO, which Mortgage Loan Schedule is attached as Exhibit B to this Agreement.

12.

New definitions of “Non-MERS Eligible Mortgage Loan” and “Non-MERS Mortgage Loans” are hereby added to Article I immediately following the definition of “Mortgagor” to read as follows:

Non-MERS Eligible Mortgage Loan:  Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

13.

The definition of “Opinion of Counsel” in Article I is hereby amended by changing the word “Purchaser” therein to “Trustee and the Master Servicer” and adding the following words at the end of such definition:

; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer and the Seller, who (i) is in fact independent of the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.  Any Opinion of Counsel delivered by independent counsel pursuant to clause (a) or (b) above shall be either the expense of the requesting party or the Trust Fund.

14.

The definition of “Prepayment Interest Shortfall Amount” is hereby amended in its entirety to read as follows:

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

15.

The definition of “Qualified GIC” is hereby added to Article I to immediately follow the definition of “Qualified Depository”, to read as follows:

Qualified GIC:  A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a)

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b)

provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d)

provide that the Servicer’s interest therein shall be transferable to any successor Servicer or the Master Servicer hereunder; and

(e)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

16.

A new definition of “Relief Act Reduction” is hereby added to Article I immediately following the definition of “Reconstitution Date” to read as follows:

Relief Act Reduction:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Relief Act, as amended, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

17.

The definition of “REO Property” in Article I is hereby amended by replacing the word “Purchaser” with “Trustee and the Trust Fund.”

18.

A new definition of “Sarbanes Certifying Party” is added to Article I immediately after the definition of “SAIF” to read as follows:

Sarbanes Certifying Party: means a Person who files a Sarbanes-Oxley Certification directly with the Securities and Exchange Commission on behalf of the Trust Fund pursuant to the Sarbanes-Oxley Act of 2002.

19.

The definition of “Servicing Fee” in Article I is hereby amended in its entirety to read as follows:

Servicing Fee:  An amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or other proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement.

20.

The definition of “Servicing Fee Rate” in Article I is hereby amended in its entirety to read as follows:

Servicing Fee Rate:  0.20% per annum.

21.

Section 2.01 (Conveyance of Mortgage Loans; Possession of Custodial Mortgage Files, Maintenance of Retained Mortgage File and Servicing Files) is hereby amended by deleting the first paragraph thereof and replacing the word “Purchaser” with the words “Trustee and the Trust Fund” in each instance.

22.

Section 2.02 (Books and Records; Transfers of Mortgage Loans) is hereby amended as follows:

(i)

by replacing the reference to “Purchaser” in the first paragraph and the second sentence of the second paragraph of such section with “Trustee and the Trust Fund;”

(ii)

by replacing the third paragraph of such section in its entirety with the following:

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Master Servicer or its designee the related Servicing File during the time the Trust Fund retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

(iii)

by adding the following paragraph as the last paragraph of such section:

Only if so requested by the Seller or the Master Servicer, the Servicer, at the Depositor’s expense, shall cause to be properly prepared and recorded an Assignment of Mortgage in favor of the Trustee with respect to each NON-MERS Mortgage Loan in each public recording office where such NON-MERS Mortgage Loans are recorded, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter to the extent delays are caused by the applicable recording office).

23.

The parties acknowledge that the fourth paragraph of Section 2.02 shall be inapplicable to this Agreement.

24.

The parties acknowledge that Section 2.03 (Delivery of Documents) shall be superceded by the provisions of the Custodial Agreement.

25.

Section 3.01(c) (No Conflicts) is hereby amended by deleting the words “the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby”.

26.

Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second sentence thereof.

27.

Section 3.01(h) (No Consent Required) is hereby amended by deleting the words “or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement”.

28.

Section 3.01 (i) (Selection Process), Section 3.01 (j) (Pool Characteristics), Section 3.01 (l) (Sale Treatment), Section 3.01 (n) (No Broker’s Fees’) and Section 3.01 (o) (Origination) shall be inapplicable to this Agreement.

29.

Section 3.03 (Remedies for Breach of Representations and Warranties) is hereby amended in its entirety to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 3.01 (a) through (h), (k), (m) and (p) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer.  Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Master Servicer, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Master Servicer with notice to the Trustee.  Such assignment shall be made in accordance with Section 12.01.

In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement.  It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

30.

Section 4.01 (Company to Act as Servicer) is hereby amended as follows:

(i)

by replacing the word “Purchaser” in the fifth and twenty-second lines of the second paragraph thereof with “Trustee and the Trust Fund;”

(ii)

by replacing the word “unless” in the sixth line of the second paragraph thereof with “except in the case where;”

(iii)

by adding the following after the word “Loan” in the twelfth line of the second paragraph:

unless the Servicer shall have provided to the Master Servicer and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event.  The costs of obtaining such Opinion of Counsel shall be a reimbursable expense to the Servicer from the Custodial Account pursuant to Section 4.05.

(iv)

by replacing the word “Purchaser” in the last sentence of the second paragraph thereof with “Trustee;”

(v)

by adding the following new paragraph after the second paragraph of such section:

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

31.

Section 4.02 (Liquidation of Mortgage Loans) is hereby amended as follows:

(i)

by replacing the second sentence thereof with the following sentence:

In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings immediately thereafter; provided, however, that the Servicer is required to commence foreclosure proceedings on the 65th day of such delinquency if the Servicer determines no alternative resolution strategy would be effective, provided further that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser or its designee in writing of the Company’s intention to do so.

(ii)

by replacing the word “Purchaser” in the seventh and eighteenth lines of the first paragraph thereof with “Trustee and the Trust Fund;”

(iii)

by replacing the word “Purchaser” in the first and second sentence of the second paragraph thereof with “Trustee”; and

(iv)

by amending and restating the third paragraph thereof in its entirety as follows:

In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Master Servicer, proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  In such instance, the Master Servicer shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless either notifies the Servicer in writing, within five (5) days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure.  The Servicer shall be reimbursed for all Servicing Advances made pursuant to the preceding paragraph and this paragraph with respect to the related Mortgaged Property from the Custodial Account.

32.

Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(i)

replacing the words “Countrywide Home Loans, Inc. in trust for the Purchaser of Conventional Residential Mortgage Loans and various Mortgagors” in the fourth and fifth lines of the first sentence of the first paragraph with the following words:

Countrywide Home Loans Servicing LP, in trust for Citibank, N.A., as Trustee for Structured Asset Securities Corporation, Series 2005-10;

(ii)

replacing the second sentence thereof with the following sentence:

The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution;

(iii)

by amending clause (viii) to read as follows:

(viii)

the amount of any Prepayment Interest Shortfall Amount paid out of the Servicer’s own funds without any right to reimbursement therefor, subject to the limitation set forth in Section 8.03;

33.

Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the last five lines of clause (ii) with the following:

Servicer’s right thereto shall be prior to the rights of the Trust Fund; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Trust Fund.

34.

Section 4.06 (Establishment of and Deposits to Escrow Account) is hereby amended as follows:

(i)

deleting the words “Countrywide Home Loans, Inc., in trust for the Purchaser of Conventional Residential Mortgage Loans and various Mortgagors” in the fourth and fifth lines of the first sentence of the first paragraph, and replacing it with the following words:

Countrywide Home Loans Servicing LP, in trust for Citibank, N.A., as Trustee for Structured Asset Securities Corporation, Series 2005-10;

(ii)

replacing the second sentence thereof with the following sentence:

The Escrow Account shall be an Eligible Deposit Account established with an Eligible Institution

35.

Section 4.07 (Permitted Withdrawals from Escrow Account) is hereby amended by adding a new clause (ix) to read as follows:

(ix)

to transfer funds to another Eligible Institution in accordance with Section 4.09 hereof.

36.

Section 4.09 (Protection of Accounts) is hereby amended in its entirety to read as follows:

The Servicer may transfer any Custodial Account or any Escrow Account to a different Eligible Institution from time to time, provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution.  The Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account.

The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments.  Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on the related Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

37.

Section 4.12 (Maintenance of Fidelity Bond and Errors and Omissions Insurance) is hereby amended as follows:

(i)

by replacing the words “any Purchaser” in the fourteenth line of such section with “the Trustee or the Master Servicer;”

(ii)

by replacing the reference to “Purchaser” in the fifteenth line with “requesting party”.

38.

Section 4.14 (Restoration of Mortgaged Property) is hereby amended by replacing the word “Purchaser” in the last sentence thereof with “Trustee or Trust Fund.”

39.

Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended as follows:

(i)

by replacing the word “Purchaser” in each place it appears in the first paragraph thereof with “Trust Fund;”

(ii)

by replacing the word “Purchaser” in each place it appears in the second paragraph thereof with “the Trustee on behalf of the Trust Fund;”

(iii)

by replacing the reference to “one year” in the seventh line of the third paragraph thereof with “three years;” and

(iv)

by adding two new paragraphs after the third paragraph thereof to read as follows:

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC and has notified the Master Servicer and the Trustee of such extension being granted by providing a copy of the application and the grant of such extension to the Master Servicer and the Trustee.  If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value as acceptable to the Master Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.  The Trustee shall (i) sign any document prepared or delivered to it by the Servicer or (ii) take any other action, in the case of each of (i) and (ii) reasonably requested by the Servicer, which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would:  (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(v)

by replacing the word “advances” in the sixth line of the fifth paragraph thereof with “Monthly Advances;”

(vi)

by replacing the word “Purchaser” in the last line of the fifth paragraph thereof with “Trust Fund;” and

(vii)

by adding the following to the end of such Section:

Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”).  The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale.

40.

Section 4.17 (Real Estate Owned Reports) is hereby amended as follows:

(i)

by replacing the word “Purchaser” with the words “Master Servicer;” and

(ii)

by replacing the words “Remittance Date” with “tenth calendar day of.”

41.

Section 5.01 (Remittances) is hereby amended by adding the following after the second paragraph of such Section:

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JPMorgan Chase Bank, N.A.

New York, New York

ABA #: 021-000-021

Account Name:  Aurora Loan Services LLC

Master Servicing Payment Clearing Account

Account Number: 066-611059

Beneficiary:  Aurora Loan Services LLC

For further credit to:  SASCO 2005-10

42.

Section 5.02 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

Section 5.02

Statements to Master Servicer.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer; provided, however, the information required by Exhibit D-2 is limited to that which is readily available to the Servicer and is mutually agreed to by the Servicer and Master Servicer.

The Servicer shall provide the Master Servicer with such information available to it concerning the Mortgage Loans as is necessary for the Trustee to prepare the Trust Fund’s federal income tax return as the Trustee may reasonably request from time to time.

43.

Section 6.02 (Satisfaction of Mortgages and Release of Retained Mortgage Files) is hereby amended by replacing the word “Purchaser” in the third line of the second paragraph thereof with “Trust Fund.”

44.

Section 6.04 (Annual Statement as to Compliance) is hereby amended as follows:

(i)

by adding “(a)” prior to the first paragraph of such Section;

(ii)

by replacing the reference to “Purchaser” therein with “Master Servicer and any Sarbanes Certifying Party;” and

(iii)

by adding the following paragraph after the first paragraph of such Section:

(b)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, no later than March 15th of each year, commencing March 15, 2006 (or if not a Business Day, the immediately preceding Business Day), or at any other time that a Sarbanes Certifying Person provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days written request of such party, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Sarbanes Certifying Party for the benefit of the Trust Fund and the Sarbanes Certifying Party and its officers, directors and affiliates, in a form substantially similar to Exhibit E hereto.

45.

Section 6.05 (Annual Independent Public Accountants’ Servicing Report) is hereby amended as follows:

(i)

by replacing the reference to “Purchaser” therein with the words “Master Servicer and any Sarbanes Certifying Party”; and

(ii)

by replacing each reference to Uniform Single Attestation Program for Mortgage Bankers with the words “Uniform Single Attestation Program for Mortgage Bankers (or such other attestation program as may be required by law or regulation applicable to the Servicer).”

46.

Section 6.06 (Right to Examine Company Records) is hereby deleted in its entirety and replaced with the following:

Section 6.06   Right to Examine Company Records.

If either of the Master Servicer or the Trustee provides reasonable prior written notice, any such party and its respective accountants, attorneys, or designees may examine the Servicing Files relating to the Mortgage Loans and the REO Properties during normal business hours of the Servicer at the Trust Fund's sole cost and expense.  The examining party or parties shall provide to the Servicer a copy of any report generated in connection with any such examination.  In addition, the Servicer shall provide to the Master Servicer and the Trustee any other information, related to the Mortgage Loans and the REO Properties, reasonably requested by such parties at the sole cost and expense of the Trust Fund.

47.

A new Section 8.03 (Compensating Interest) is hereby added to Article VIII to immediately follow Section 8.02 and to read as follows:

Section 8.03  Compensating Interest

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of distribution.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount of the Servicing Fee actually received for such month for the Mortgage Loans.

48.

Section 9.01 (Indemnification; Third Party Claims) is amended as follows:

(i)

by replacing the word “Purchaser” in the first line thereof with the words “Trust Fund, the Trustee, the Depositor and the Master Servicer;”

(ii)

by replacing the word “Purchaser” in the fourth line thereof with the words “Trustee, the Depositor, the Trust Fund or Master Servicer;”

(iii)

by adding the following after the end of the first sentence thereof:

In addition, the Company shall indemnify the Sarbanes Certifying Party for any inaccurate or misleading information provided in the certification required pursuant to Section 6.04(b).

(iv)

by replacing the word “Purchaser” in the seventh line thereof with “the Master Servicer, the Trustee, the Depositor or Trust Fund;” and

(v)

by replacing the word “Purchaser” in the eighth line thereof with the words “Trustee, the Depositor, Trust Fund and the Master Servicer, which consent shall not be unreasonably withheld or delayed, provided, however, the Company shall not be liable for any damages, costs, or expenses, incurred due to the Trustee’s, the Depositor’s, Trust Fund’s or the Master Servicer’s failure to timely provide a response to the Servicer’s request for consent.”; and

(vi)

by replacing the word “Purchaser” in the last sentence thereof with “Trust Fund.”

49.

Section 9.03 (Limitation on Liability of Company and Others) is amended as follows:

(i)

by replacing the word “Purchaser” in the second and fourteenth lines thereof to “Trust Fund, the Trustee or the Master Servicer;” and

(ii)

by replacing the word “Purchaser” in the last line thereof to “Trust Fund.”

50.

Section 9.04 (Limitation on Resignation and Assignment by Company) is hereby amended as follows:

(i)

by replacing the word “Purchaser” in the eighth line of the first paragraph thereof, in the second, fifth and sixth lines of the second paragraph thereof and in the fourth line of the third paragraph thereof with “Master Servicer and the Trustee;” and

(ii)

by replacing the word “Purchaser” in the fifth line of the third paragraph thereof with “Master Servicer.”

51.

Section 10.01 (Events of Default) is hereby amended by:

(i)

changing any reference to “Purchaser” to “Master Servicer”; and

(ii)

by adding the words “within the applicable cure period” after the word “remedied” in the first line of the second paragraph thereof;

(iii)

by replacing the word “Upon” in the first line of the third paragraph with “Within 90 days of;” and

(iv)

by adding the following proviso at the end of the first sentence of the third paragraph thereof:

; provided, however, the obligation of the Master Servicer or other successor servicer to make Monthly Advances not made by the defaulting Servicer shall be effective immediately upon receipt of such notice by the defaulting Servicer.

52.

Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to “Purchaser” to “Master Servicer with the prior written consent of the Trustee”.

53.

Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

(ii)

mutual consent of the Servicer and the Master Servicer in writing, provided such termination is also acceptable to the Trustee and the Rating Agencies.

At the time of any termination of the Servicer pursuant to Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Sections 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Trust Fund from the related Mortgage Loans.

54.

Section 11.02 (Termination Without Cause) is hereby amended as follows:

(i)

by deleting the first paragraph thereof and replacing it with the following:

Upon 45 days’ prior notice, in writing and delivered to the Trustee, the Master Servicer and the Servicer by registered mail as provided in Section 12.05, the Seller may terminate the rights and obligations of the Servicer under this Agreement without cause.  The Servicer shall comply with the termination procedures set forth in Section 12.01 hereof.  The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to the foregoing sentences of this Section 11.02.  In connection with any such termination pursuant to this Section 11.02, the Seller will be responsible for reimbursing the Servicer for all unreimbursed Servicing Advances, Monthly Advances, Servicing Fees and other reasonable or necessary out-of-pocket costs associated with any such servicing transfer at the time of such termination without any right of reimbursement to the Seller from the Trust Fund; and

(ii)

by replacing the word “Purchaser” in the first line of the second paragraph with “Seller” and by replacing the word “Purchaser” in the second line thereof with “the Seller and from its own funds without reimbursement.”

55.

Section 12.01 (Successor to Company) is hereby amended as follows:

(i)

by replacing the words “Prior to” with “Upon” in the first line of the first paragraph thereof;

(ii)

by replacing the word “Purchaser” in the third line of the first paragraph thereof with “Master Servicer;”

(iii)

by adding the words “, in accordance with the Trust Agreement,” after the word “shall” in the third line of the first paragraph thereof;

(iv)

by replacing word “Purchaser” with “the Master Servicer” in the second sentence of the first paragraph thereof;

(v)

by adding the following proviso at the end of the second sentence of the first paragraph thereof:

; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

(vi)

by replacing the word “Purchaser” in the second line of the second paragraph thereof with “Trustee and the Master Servicer;”

(vii)

by replacing the reference to “Purchaser” in the fourth paragraph thereof with “Trustee and the Master Servicer;” and

(viii)

by adding the following two paragraphs after the fourth paragraph thereof:

In the event the Servicer is terminated pursuant to Section 11.02, the Seller shall be responsible for payment of any out-of-pocket costs from its own funds without reimbursement incurred by the Servicer and the Master Servicer in connection with the transfer of the Mortgage Loans to a successor servicer.

Except as otherwise provided in the Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of termination for cause or resignation of the Servicer), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

56.

Section 12.02 (Amendment) is hereby amended as follows:

(i)

by replacing the words “by written agreement signed by the Company and the Purchaser” with “by written agreement signed by the Servicer and the Seller, with the written consent of the Master Servicer and the Trustee;” and

(ii)

by adding the following sentence to such section:

The party requesting such amendment shall, at its own expense, provide the Trustee, the Master Servicer and the Seller with an Opinion of Counsel that such amendment is permitted under the terms of this Agreement, the Servicer has complied with all applicable requirements of this Agreement, and such Amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans.

57.

Section 12.07 (Relationship of Parties) is hereby amended by replacing the words “the Purchaser” with “the Seller, the Master Servicer, the Trustee or the Trust Fund.”

58.

Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

59.

A new Section 12.12 (Intended Third Party Beneficiary) is hereby added to Article XII to read as follows:

Section 12.12

Intended Third Party Beneficiary.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee receives the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Trustee as if it was a party to this Agreement, and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if it was a party to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust Fund pursuant to the Trust Agreement.

60.

A new Section 12.13 (Reporting Requirements of the Commission) is hereby added to Article XII to read as follows:

Section 12.13

Reporting Requirements of the Commission.

Notwithstanding any other provision of this Agreement, the parties shall mutually agree to such modifications and enter into such amendments to this Agreement as may be necessary to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”), including the provision of such items of information regarding this Agreement and matters related to the Servicer, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Servicer or its affiliates (collectively, the “Servicer Information”), provided,  that such information shall be required to be provided by the Servicer only to the extent that such shall be determined reasonably by the parties to be necessary to comply with any SEC Rules.

[END OF TEXT THIS PAGE]

EXHIBIT B

Trust Agreement

EXHIBIT C-1

BofA MLPSA

AMENDMENT NO. 7 TO THE

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

(Jumbo Fixed Rate Mortgage Loans)

(Countrywide Securities Corporation—

Bank of America, N.A.)

This Amendment No. 7 (this “Amendment”), dated as of October 1, 2004, (the “Effective Date”), by and between BANK OF AMERICA, N.A., a national banking association (the “Purchaser”), successor in interest to Banc of America Mortgage Capital Corporation (“BAMCC”) and COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Company”), amends that certain Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of April 1, 2003, by and between BAMCC and the Company as previously amended by Amendment No. 6 (the “Amendment No. 6”), dated as of June 30, 2004, Amendment No. 5 (the “Amendment No. 5”), dated as of May 18, 2004, Amendment No. 4 (the “Amendment No. 4”), dated as of April 14, 2004, Amendment No. 3 (the “Amendment No. 3”), dated as of August 1, 2003, Amendment No. 2 (the “Amendment No. 2”), dated as of June 1, 2003, and Amendment No. 1 (the “Amendment No. 1”), dated as of May 1, 2003, each by and among BAMCC, the Purchaser and the Company.

W I T N E S S E T H

WHEREAS, pursuant to the Agreement, the Company has agreed to sell from time to time to the Purchaser certain mortgage loans; and

WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment, that the Agreement be amended to reflect certain agreed upon revisions to the terms thereof.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein and other good and valuable consideration, the Company and the Purchaser hereby agree as follows:

1. Section 3.02 of the Agreement is modified by deleting the existing clause (pp) and inserting the following (as new clause (pp) therein):

“(pp) Homeownership and Equity Protection Act; No High Cost Loans. No Mortgage Loan is (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 as amended, or (b) a “high cost,” “threshold,” “covered,” “predatory,” “abusive,” or similarly defined loan, including refinance loans, under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a “High Cost Loan” or “Covered Loan” as defined in the S&P LEVELS® Glossary Version 5.6; no Mortgage Loan originated on or after October 1, 2002 and on or before March 6, 2003 is governed by the Georgia Fair Lending Act; the Company has implemented and conducted compliance procedures in accordance with Accepted Servicing Practices to sample the Mortgage Loans to determine if any Mortgage Loan subject to such review is a “highcost” home loan under the applicable laws and to the extent required by Accepted Servicing Practices, performed a review of the disclosures provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law;”

Upon execution of this Amendment No. 7, the Agreement as it relates to Mortgage Loans sold to the Purchaser by the Company on or after the date hereof will be read to contain  the above amendments as of the Effective Date, and any future reference to the Agreement will mean the Agreement as so modified as of the date hereof and thereafter. The parties hereto acknowledge that the Agreement has not been modified or amended, except as otherwise expressly described or provided for herein.

This Amendment shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

Any capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 7 to be executed by their respective duly authorized officers as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.

a New York corporation

By:       /s/Jordan Cohen

Name:       Jordan Cohen

Title:         Vice President

BANK OF AMERICA, N.A.

a national banking association

By:

Name:

Title:

[Signature Page to Amendment No. 7 to MLPSA]

AMENDMENT NO. 6 TO THE

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

(Jumbo Fixed Rate Mortgage Loans)

(Countrywide Securities Corporation—

Banc of America Mortgage Capital Corporation)

This Amendment No. 6 (this “Amendment”), dated as of June 30, 2004, (the “Effective Date”), by and among BANK OF AMERICA, N.A., a national banking association (the “Assignee”), BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, a North Carolina corporation (the “Assignor”), and COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Company”), amends that certain Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of April 1, 2003, by and between the Assignor and the Company as previously amended by Amendment No. 5 (the “Amendment No. 5”), dated as of May 18, 2004, Amendment No. 4 (the “Amendment No. 4”), dated as of April 14, 2004, Amendment No. 3 (the “Amendment No. 3”), dated as of August 1, 2003, Amendment No. 2 (the “Amendment No. 2”), dated as of June 1, 2003, and Amendment No. 1 (the “Amendment No. 1”), dated as of May 1, 2003, each by and among the Assignor, the Assignee and the Company. The Assignor has previously assigned its interest in the Agreement with respect to certain Mortgage Loans purchased from the Company prior to the date hereof to the Assignee.

W I T N E S S E T H

WHEREAS, pursuant to various Assignment, Assumption and Recognition Agreements executed by the parties hereto from time to time, the Assignor has previously assigned its interest in certain of the Agreement, as previously amended, as such relates to certain pools of Mortgage Loans to the Assignee; and

WHEREAS, the Company, the Assignor and the Assignee have agreed, subject to the terms and conditions of this Amendment, that the Assignee shall purchase certain Mortgage Loans directly from the Company pursuant to the terms of the Agreement henceforth; and

WHEREAS, the Company, the Assignor and the Assignee agree that the Agreement shall be amended to substitute the Assignee as the purchaser thereunder, to release the Assignor from all obligations and duties thereunder, and to otherwise reflect the change in parties.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein and other good and valuable consideration, the Company, the Assignee and the Assignor hereby agree that the Agreement is amended to assign, transfer and set over all of Assignor’s right, title and interest to and under the Agreement to the Assignee and to remove the Assignor as a party thereto and furthermore, that the Agreement is amended by deleting in any occurrence “Banc of America Mortgage Capital Corporation” and replacing it with “Bank of America, N.A.”

The Assignor hereby assigns, transfers and sets over to the Assignee all of its right, title and interest in, to and under the Agreement (other than the rights of the Assignor to indemnification thereunder), and the Assignee hereby assumes all of the Assignor’s obligations and duties under the Agreement from and after the date hereof, and the Company hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations or duties under the Agreement from and after the date hereof.

Notwithstanding the foregoing, it is understood that the Company is not released from liability to the Assignor for any breaches of any representations and warranties by the Company made in the Agreement prior to the date hereof regardless of when such breaches are discovered or made known. Notwithstanding anything to the contrary herein or otherwise, it is understood that the Assignor is not released from liability to the Company for any breaches of any representations, warranties, and covenants by the Assignor made in and pursuant to the Agreement prior to the date hereof regardless of when such breaches are discovered or made known.

The Assignee hereby represents, warrants and covenants to the Company that, as of the Effective Date:

a.

Organization and Standing. The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;

b.

Due Authority. The Assignee has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Amendment and the Agreement; the Assignee has the full power and authority to purchase and hold each Mortgage Loan;

c.

No Conflict. Neither the acquisition of the Mortgage Loans by the Assignee pursuant to this Amendment and the Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Amendment and the Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Assignee’s charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject;

d.

No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Assignee’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Assignee would adversely affect the purchase of the Mortgage Loans by the Assignee under the Agreement, or the Assignee’s ability to perform its obligations under this Amendment and the Agreement;

e.

No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Assignee of or compliance by the Assignee with this Amendment and the Agreement or the consummation of the transactions contemplated by this Amendment and the Agreement (including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the Effective Date; and

f.

Ability to Perform. The Assignee does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Amendment and the Agreement. The Assignee is solvent and the purchase of the Mortgage Loans will not cause Seller to become insolvent. The purchase of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Assignee’s creditors.

Upon execution of this Amendment No. 6, the Agreement as it relates to Mortgage Loans sold to the Assignor by the Company on or after the date hereof will be read to contain the above amendments as of the Effective Date, and any future reference to the Agreement will mean the Agreement as so modified as of the date hereof and thereafter.

The parties hereto acknowledge that the Agreement has not been modified or amended, except as otherwise expressly described or provided for herein.

This Amendment shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

Any capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 7 to be executed by their respective duly authorized officers as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.

a New York corporation

By:         /s/William C. Buell VI

Name:       William C. Buell VI

Title:         Vice President

BANC OF AMERICA MORTGAGE

CAPITAL CORPORATION

a North Carolina corporation

By:

Name:

Title:

BANK OF AMERICA, N.A.

a national banking association

By:

Name:

Title:

[Signature Page to Amendment No. 6 to MLPSA]

AMENDMENT NO. 5 TO THE

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

(Jumbo Fixed Rate Mortgage Loans)

(Countrywide Securities Corporation—

Banc of America Mortgage Capital Corporation)

This Amendment No. 5 (this “Amendment”), dated as of May 18, 2004, (the “Effective Date”), by and among BANK OF AMERICA, N.A., a national banking association (the “Assignee”), BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, a North Carolina corporation (the “Purchaser”), and COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Company”), amends that certain Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of April 1, 2003, by and between the Purchaser and the Company as previously amended by Amendment No. 4 (the “Amendment No. 4”), dated as of April 14, 2004, Amendment No. 3 (the “Amendment No. 3”), dated as of August 1, 2003, Amendment No. 2 (the “Amendment No. 2”), dated as of June 1, 2003, and Amendment No. 1 (the “Amendment No. 1”), dated as of May 1, 2003, each by and among the Purchaser, the Assignee and the Company. The Purchaser has previously assigned its interest in the Agreement with respect to certain Mortgage Loans purchased from the Company prior to the date hereof to the Assignee.

W I T N E S S E T H

WHEREAS, pursuant to various Assignment, Assumption and Recognition Agreements executed by the parties hereto from time to time, the Purchaser has previously assigned its interest in certain of the Agreement, as previously amended, as such relates to certain pools of Mortgage Loans to the Assignee; and

WHEREAS, the Company, the Purchaser and the Assignee have agreed, subject to the terms and conditions of this Amendment, that the Agreement, as previously amended, be further amended to reflect certain agreed upon revisions to the terms thereof.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein and other good and valuable consideration, the Company, the Assignee and the Purchaser hereby agree as follows:

1.

Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“EXHIBIT A

COLLATERAL DOCUMENTS

1.

Mortgage Note:  The original Mortgage Note (or, with respect to no more than one percent (1%) of the unpaid principal balance of the Mortgage Loans as of the related Cut-off Date, a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed “Pay to the order of _____________, without recourse” and signed in the name of Countrywide by an authorized officer (provided that, in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form:  “Countrywide, successor by merger to [name of the predecessor]”; and in the event that the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the signature must be in the following form: “Countrywide, formerly known as [previous name]”).

2. Assignment of Mortgage: The original Assignment of Mortgage in blank for each Mortgage Loan (except for the insertion of the name of the assignee and recording information).  If the Mortgage Loan was acquired by Countrywide in a merger, the Assignment of Mortgage must be made by “[Countrywide], successor by merger to [name of the predecessor].” If the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the Assignment of Mortgage must be by “Countrywide, formerly known as [previous name].” Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgage Property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county. If the related Mortgage has been recoreded in the name of MERS or its designee, no Assignment of Mortgage will be required to be prepared or delivered.

3. Guarantee: If applicable, the original or certified true hard copy or electronic copy of any guarantee executed in connection with the Mortgage Note, or commercially acceptable proof thereof.

4. Mortgage: The original Mortgage with evidence of recording thereon or a true and correct hard or electronic copy thereof or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation. In the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

5. Modifications: The originals or certified true copies of any documents sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any, or a true and correct hard or electronic copy thereof.

6. Intervening Assignments: The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation, or a true and correct hard or electronic copy thereof. Where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a hard or electronic copy of such intervening assignment certified by Countrywide or such public recording office to be a true and complete copy of the original recorded intervening assignment.

7. Loan Guaranty Certificate: The original Loan Guaranty Certificate, if applicable, or a true and correct hard or electronic copy thereof, or commercially reasonable proof thereof.

8. Cooperative Loans. For each Mortgage Loan secured by Co-op Shares, the originals or true and correct hard or electronic copies of the following documents or instruments:

A.

the stock certificate;

B.

the stock power executed in blank;

C.

the executed proprietary lease;

D.

the executed recognition agreement;

E.

the executed assignment of recognition agreement;

F.

the executed UCC-1 financing statement with evidence of recording thereon; and

G.

the executed UCC-3 financing statement or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence or recording thereon (or in a form suitable for recordation).”

Upon execution of this Amendment No. 5, the Agreement as it relates to Mortgage Loans sold to the Purchaser by the Company on or after the date hereof will be read to contain the above amendments as of the Effective Date, and any future reference to the Agreement will mean the Agreement as so modified as of the Effective Date and thereafter. The parties hereto acknowledge that the Agreement has not been modified or amended, except as otherwise expressly described or provided for herein.

Any capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

[SIGNATURES FOLLOW]

COUNTRYWIDE HOME LOANS, INC.

a New York corporation

By:       /s/Jordan Cohen

Name:       Jordan Cohen

Title:         Vice President

BANC OF AMERICA MORTGAGE

CAPITAL CORPORATION

a North Carolina corporation

By:

Name:

Title:

BANK OF AMERICA, N.A.

a national banking association

By:

Name:

Title:

[Signature Page to Amendment No. 5 to the CSC MLPSA]

AMENDMENT NO. 4 TO THE

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
(Jumbo Fixed Rate Mortgage Loans)

(Countrywide Securities Corporation—

Banc of America Mortgage Capital Corporation)

This Amendment No. 4 (this “Amendment”), dated as of April 14, 2004 (the “Effective Date”), by and among BANK OF AMERICA, N.A., a national banking association (the “Assignee”), BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, a North Carolina corporation (the “Purchaser”), and COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Company”), amends that certain Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of April 1, 2003, by and between the Purchaser and the Company as previously amended by Amendment No. 3 (the “Amendment No. 3”), dated as of August 1, 2003, Amendment No. 2 (the “Amendment No. 2”), dated as of June 1, 2003, and Amendment No. 1 (the “Amendment No. 1”), dated as of May 1, 2003, each by and among the Purchaser, the Assignee and the Company. The Purchaser has previously assigned its interest in the Agreement with respect to certain Mortgage Loans purchased from the Company prior to the date hereof to the Assignee.

W I T N E S S E T H

WHEREAS, pursuant to various Assignment, Assumption and Recognition Agreements executed by the parties hereto from time to time, the Purchaser has previously assigned its interest in certain of the Agreement, as previously amended, as such relates to certain pools of Mortgage Loans to the Assignee; and

WHEREAS, the Company, the Purchaser and the Assignee have agreed, subject to the terms and conditions of this Amendment, that the Agreement, as previously amended, be further amended to reflect certain agreed upon revisions to the terms thereof.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein and other good and valuable consideration, the Company, the Assignee and the Purchaser hereby agree as follows:

1.

Section 3.01 of the Agreement is modified by deleting the word “and” at the end of Section 3.01(e), deleting the period at the end of Section 3.01(f) and replacing it with “; and” and inserting the following (as new clause (g) therein):

“(g) Anti-Money Laundering Laws. Countrywide has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Countrywide has established an anti-money laundering compliance program if and to the extent required by applicable Anti-Money Laundering Laws, has conducted due diligence in connection with the origination of each Mortgage Loan if and to the extent required by applicable Anti-Money Laundering Laws.”

2.

Section 3.02 of the Agreement is modified by deleting the word “and” at the end of Section 3.02(ss), deleting the period at the end of Section 3.02(tt) and replacing it with “;” and inserting the following (as new clauses therein):

“(uu) Oakland, CA Loans. Except for those Mortgage Loans originated by Persons exempt from complying with Ordinance No. 12361 passed by the City of Oakland, California (“Oakland Ordinance”), no Mortgage Loan originated on or after November 1, 2001 is governed by the Oakland Ordinance;

(vv) New Jersey Loans. Except for those Mortgage Loans originated by Persons exempt from complying with New Jersey Home Ownership Security Act of 2002 (the “NJ Act”), no Mortgage Loan secured by property located within the State of New Jersey that is governed by the provisions of the NJ Act is defined as a “High-Cost Home Loan” under the NJ Act; and

(ww) New Mexico Loans. No Mortgage Loan secured by property located in the State of New Mexico and originated on or after January 1, 2004 meets the definition of a “High-Cost Home Loan” under The Home Loan Protection Act.”

3.

Article III of the Agreement is hereby amended by inserting the following as the new Section 3.07 therein:

“Section 3.07

Repurchase of Mortgage Loans With First Payment Defaults. With respect to any Mortgage Loan for which the related Mortgagor fails to tender the first scheduled Monthly Payment due under the related Mortgage Note within ninety (90) days of the Due Date of such Monthly Payment and such Monthly Payment remains unremedied, Countrywide shall, at the Purchaser's option and not later than thirty (30) days after receipt of notice of such election from the Purchaser which notice shall be received by Countrywide within one hundred and twenty (120) days from the Due Date of such first Monthly Payment, repurchase such Mortgage Loan at the Repurchase Price.”

4.

Section 6.05 of the Agreement is hereby amended by inserting the following as the new third sentence therein:

“Upon receipt of a written request from the Purchaser for any Credit File or document therein, Countrywide shall make commercially reasonable efforts to deliver no later than thirty (30) days after receipt of such written request any such Credit File or document, or copies thereof, to the Purchaser in accordance with the reasonable directions of the Purchaser contained in such request, and the Purchaser shall return any original Credit File or document therein delivered pursuant to this Section no later than ten (10) days after receipt thereof.  In the event that Countrywide is unable to deliver pursuant to this Section any requested document or a copy thereof that is reasonably material to the review of the status of the related Mortgage Loan or Mortgaged Property or the creditworthiness of the Mortgagor (“Credit Document”), Countrywide shall promptly contact the Purchaser to explain the reasons for the delay. The Purchaser will make every effort to work with Countrywide when extenuating circumstances prevent Countrywide from delivering a Credit Document to the Purchaser in a timely manner. If Countrywide fails to deliver in accordance with this Section any requested Credit Document for no apparent reason (or for a reason not acceptable to the Purchaser in its reasonable and good faith discretion), Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damaged, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Countrywide to provide the Purchaser with a requested Credit Document in accordance with this Section. If Countrywide exhibits a pattern of extensive delays or unresponsiveness with respect to the Purchaser's request for Credit Documents and if Countrywide fails to deliver in accordance with this Section any requested Credit Document within such thirty (30) day period for no apparent reason, the Purchaser may request that Countrywide repurchase, pursuant to Section 3.03 of this Agreement, the related Mortgage Loan within thirty (30) days of a request to do so by the Purchaser in lieu of seeking indemnification pursuant to the preceding sentence. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide which were taken or omitted upon the instruction or direction of the Purchaser, or (b) the failure of the Purchaser to perform its obligations under this Agreement, including subsections (i) and (ii) in Section 6.03.”

5.

Section 8.07 of the Agreement is hereby amended by inserting the following as the new subsection (g) therein:

“(g)

The Purchaser and Countrywide agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect one or more synthetic securitizations (each, a “Synthetic Securitization”) in which such Mortgage Loans are included as part of the reference portfolio relating to such Synthetic Securitization, retaining Countrywide as the servicer thereof or subservicer if a master servicer is employed, or as applicable the “seller/servicer.”  Upon receipt of written notice requesting information similar to that which is set forth in Section 8.07(b)(ii) which shall not be received later than ten (10) days prior to any such Synthetic Securitization, Countrywide agrees to provide such information to the extent that it does not result in an undue burden, and the Purchaser agrees to pay for any out-of-pocket costs or expenses incurred by Countrywide in complying with this Section 8.07(g). In addition, Countrywide shall reasonably cooperate with the Purchaser in connection with each Synthetic Securitization.”

Upon execution of this Amendment No. 4, the Agreement as it relates to Mortgage Loans sold to the Purchaser by the Company prior to the date hereof and owned by the Assignee as of the date hereof will be read to contain the above amendments (except with respect to paragraphs 1, 2 and 3 above which shall only apply to Mortgage Loans sold under the Agreement on or after the Effective Date) as of the Effective Date, and any future reference to the Agreement will mean the Agreement as so modified as of the Effective Date and thereafter. The parties hereto acknowledge that the Agreement has not been modified or amended, except as otherwise expressly described or provided for herein.

Any capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

[SIGNATURES FOLLOW]

IN WITNESS HEREOF, the parties have caused this Amendment No. 4 to be executed by their respective duly authorized officers as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.

a New York corporation

By: /s/ William C. Buell VI

Name: William C. Buell VI

Title: Vice President

BANC OF AMERICA MORTGAGE

CAPITAL CORPORATION

a North Carolina corporation

By: /s/ Bruce W. Good

Name:

Title:

BANK OF AMERICA, N.A.

a national banking association

By: /s/ Bruce W. Good

Name:

Title:

[Signature Page to Amendment No. 4 to the CSC Master Mortgage Loan Purchase and Servicing Agreement]

AMENDMENT NO. 3 TO THE
MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

(Jumbo Fixed Rate Mortgage Loans)

(Countrywide Securities Corporation—

Banc of America Mortgage Capital Corporation)

This Amendment No. 3 (this “Amendment”), dated as of September 1, 2003 (the “Effective Date”), by and among BANK OF AMERICA, N.A., a national banking association (the “Assignee”), BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, a North Carolina corporation (the “Purchaser”), and COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Company”) is to that certain Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of April 1, 2003, previously amended by Amendment No. 2 (the “Amendment No. 2”), dated as of June 1, 2003, and Amendment No. 1 (the “Amendment No. 1”), dated as of May 1, 2003, each by and between the Purchaser and the Company. The Purchaser has previously assigned its interest in the Agreement with respect to certain Mortgage Loans purchased from the Company prior to the date hereof to the Assignee.

With respect to the Agreement, the Company, the Assignee and the Purchaser hereby agree as follows:

1.

Section 3.02 of the Agreement is modified by deleting the word “and” at the end of Section 3.02(rr), deleting the period at the end of Section 3.02(ss) and replacing it with “; and” and inserting the following (as new Section 3.02(tt) thereof):

“Kentucky Mortgage Loans. “No Mortgage Loan secured by property located in the Commonwealth of Kentucky and originated on or after June 24, 2003 had an original principal amount of $200,000 or less.”

Upon execution of this Amendment No. 3, the Agreement as it relates to Mortgage Loans sold to the Purchaser by the Company prior to the date hereof and owned by the Assignee as of the date hereof will be read to contain the above amendments as of the Effective Date, and any future reference to the Agreement will mean the Agreement as so modified as of the Effective Date and thereafter. The parties hereto acknowledge that the Agreement has not been modified or amended, except as otherwise expressly described or provided for herein.

Any capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

[SIGNATURES FOLLOW]

IN WITNESS HEREOF, the parties have caused their names to be signed to this Amendment No. 3 by their respective duly authorized officers as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.

a New York corporation

By: /s/ William C. Buell VI

Name: William C. Buell VI

Title: Vice President

BANC OF AMERICA MORTGAGE

CAPITAL CORPORATION

a North Carolina corporation

By: /s/ Bruce W. Good

Name:

Title:

BANK OF AMERICA, N.A.

a national banking association

By: /s/ Bruce W. Good

Name:

Title:

[Signature Page to Amendment No. 3 to the CSC Master Mortgage Loan Purchase and Servicing Agreement]

EXECUTION COPY

AMENDMENT NO. 2 TO THE

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

(Jumbo Fixed Rate Mortgage Loans)

(Countrywide Securities Corporation—

Banc of America Mortgage Capital Corporation)

This Amendment No. 2 (this “Amendment”), dated as of June 1, 2003, by and among BANK OF AMERICA, N.A., a national banking association (the “Assignee”), BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, a North Carolina corporation (the “Purchaser”), and COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Company”) is to that certain Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of April 1, 2003, previously amended by Amendment No. 1 (the “Amendment No. 1”), dated as of May 1, 2003, each by and between the Purchaser and the Company. The Purchaser has previously assigned its interest in the Agreement with respect to certain Mortgage Loans purchased from the Company prior to the date hereof to the Assignee.

With respect to the Agreement, the Company, the Assignee and the Purchaser hereby agree as follows:

1.

The following Section is inserted into the Agreement (and the Table of Contents is amended accordingly):

4.20

Automated Servicing Systems.

Countrywide shall setup, format, maintain and transmit to the Purchaser Countrywide's mortgage servicer file and other electronic data storage and transmission systems related to the Mortgage Loans (collectively, the “Servicing Systems”) in accordance with the guidelines and requirements set forth in Exhibit G attached hereto (the “Servicer Requirements”), and Countrywide shall cooperate with the Purchaser to receive data from the Purchaser that is to be incorporated in the Servicing Systems in accordance with the Servicer Requirements.

2.

Section 5.02 is amended by inserting the following language as the first paragraph thereof:

Not later than the fifth (5th) Business Day of each month, Countrywide shall furnish to the Purchaser, with respect to the preceding month, a monthly collection report, a monthly paid in full report that summarizes Mortgage Loans paid in full during the Due Period and a monthly trial balance report that provides a trial balance as of the last day of the month preceding such Remittance Date in electronic format agreed upon by Countrywide and the Purchaser.

3.

Section 8.12 is amended by inserting the following language as the third paragraph thereof:

Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).

4.

The language contained in Exhibit A hereto is inserted into the Agreement as Exhibit G thereto in its entirety.

Upon execution of this Amendment No. 2, the Agreement as it relates to Mortgage Loans sold to the Purchaser by the Company prior to the date hereof and owned by the Assignee as of the date hereof will be read to contain the above amendments as of the Effective Date, and any future reference to the Agreement will mean the Agreement as so modified as of the Effective Date and thereafter. The parties hereto acknowledge that the Agreement has not been modified or amended, except as otherwise expressly described or provided for herein.

Any capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

[SIGNATURES FOLLOW]

IN WITNESS HEREOF, the parties have caused their names to be signed to this Amendment No. 2 by their respective duly authorized officers as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.

a New York corporation

By: /s/ William C. Buell VI

Name: William C. Buell VI

Title: Vice President

BANC OF AMERICA MORTGAGE

CAPITAL CORPORATION

a North Carolina corporation

By: /s/ Bruce W. Good

Name: Bruce W. Good

Title: Vice President

BANK OF AMERICA, N.A.

a national banking association

By: /s/ Bruce W. Good

Name: Bruce W. Good

Title: Vice President

[Signature Page to Amendment No. 2 to the CSC Master Mortgage Loan Purchase and Servicing Agreement]

EXHIBIT A

SERVICING REQUIREMENTS

This Exhibit G shall only apply on or after July 1, 2003 and only in regards to Mortgage Loans assigned to BANK OF AMERICA, N.A., a national banking association (the “Assignee”) by BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, a North Carolina corporation (the “Purchaser”) in accordance to this Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Loading/Updating Investor Headers

1.

Assignee will provide investor matrix for input on Servicing Systems, if applicable. Updates/additions will occur monthly, including new investor header detail for each new deal that is settled.

2.

The Seller, acting as servicer (“Servicer”), will load investor information upon receipt or before month end for inclusion on the next month-end file to Assignee.

3.

The Servicer will include the investor information on the monthly servicer file (“MSF”) and the monetary file (“MF”).

Loading Account Numbers

1.

Upon receipt of a funding schedule, Assignee will deliver a cross reference of Servicer-to-Assignee account numbers within 24 hours (or same day, if last day of the month). The account numbers will be delivered in an electronic format that is agreed upon.

2.

The Servicer will load account numbers upon receipt or before month end to ensure inclusion with the next month-end files to Assignee.

Automated Monetary Transaction File

1.

The Servicer will establish a process to feed a MSF to Assignee that contains loan information specified in the MSF layout provided.

2.

The feed will include all new loans purchased in the previous month, as well as a maintenance file for all existing loans in the Assignee portfolio.

3.

The file will cut-off at month-end, including any changes or transactions that occur on the last day of the month.

4.

The file will be transmitted from the Servicer to the specified mailbox at Assignee.

5.

Assignee will receive and process the electronic file on the fifth business day of the month for the previous month-end file.

6.

The Servicer will provide an email providing file details for balancing.

MSF — Ongoing Process

1.

The Servicer will establish a process to feed a MSF to Assignee that contains loan information specified in the MSF layout provided.

2.

The feed will include all new loans purchased in the previous month, as well as a maintenance file for all existing loans in the Assignee portfolio.

3.

The file will cut-off at month-end, including any changes or transactions that occur on the last day of the month.

4.

The file will be transmitted from the Servicer to the specified mailbox at Assignee.

5.

Assignee will receive and process the electronic file on the first business day of the month for the previous month-end file.

6.

The Servicer will provide an email providing file details for balancing.

MSF— Test File

For testing purposes, Assignee requests a sample file that represents the MSF.

1.

The Servicer will load/update investor header information received from Assignee.

2.

Assignee will receive and process the file on the first business day of the month for the previous month-end file.

3.

The Servicer will provide an email providing file details for balancing.

Reporting Requirements

The Servicer will provide the following reports to Assignee by the 1st business day of the month, unless otherwise specified.  Reports will be provided in an electronic format, unless otherwise specified. The reports listed below are required for the Assignee's project; reports in addition to these may also be required.

The description of these reports is as follows:

•

Collection Report – Report that summarizes the collections made during the reporting period

•

Paid In Full Report – Report that summarizes paid in full loans made during the reporting period

•

Trial Balance Report – Monthly statement of mortgage accounts or a trial balance as of the cutoff date

•

Scheduled Remittance Reports – Servicers send on a monthly basis. We would like this report by the 5th business day

•

Delinquency Report – Report from the servicer to be sent by the 5th business day.

Assignee would like this report sent via e-mail or fax

EXECUTION COPY

AMENDMENT NO. 1 TO THE

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

(Jumbo Fixed Rate Mortgage Loans)

(Countrywide Securities Corporation—

Banc of America Mortgage Capital Corporation)

This Amendment No. 1 (this “Amendment”), dated as of May 1, 2003, by and among BANK OF AMERICA, N.A., a national banking association (the “Assignee”), BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, a North Carolina corporation (the “Purchaser”), and COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Company”) is to that certain Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of April 1, 2003, by and between the Purchaser and the Company. The Purchaser has previously assigned its interest in the Agreement with respect to certain Mortgage Loans purchased from the Company prior to the date hereof to the Assignee.

With respect to the Agreement, the Company, the Assignee and the Purchaser hereby agree as follows:

1.

The following Section is inserted into the Agreement (and the Table of Contents is amended accordingly):

Section 6.06

“Cooperation with Third-Party Service Providers.

Countrywide shall cooperate with the Purchaser in servicing the Mortgage Loans in accordance with the usual and customary requirements of any credit enhancement, risk management and other service providers and shall otherwise cooperate with the Purchaser in connection with such third party service providers and the provision of third party services; provided, however, that such requirements are reasonably acceptable to Countrywide and pose no greater risk, obligation or expense to Countrywide than otherwise set forth in this Agreement. Any additional costs and/or expenses will be paid by the requesting party.”

2.

Section 7.03 is amended and restated to read in its entirety as follows:

“The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and the Purchaser in writing;” (c) the repurchase by Countrywide of all outstanding Mortgage Loans and REO Property in a Mortgage Loan Package at a price equal to (i) in the case of a Mortgage Loan, 100% of the Stated Principal Balance of each Mortgage Loan on the date of such repurchase plus accrued interest thereon through the last day of the month of repurchase, and (ii) in the case of REO Property, the lesser of (1) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (2) the fair market value of such REO Property at the time of repurchase; or (d) the Pass-Through Transfer of the last Mortgage Loan in such Mortgage Loan Package.

The right of Countrywide to repurchase all outstanding Mortgage Loans in a Mortgage Loan Package pursuant to (c) above shall be conditional upon (i) the sum of the number of outstanding Mortgage Loans and REO Properties in a Mortgage Loan Package equaling five (5) or less at the time of repurchase, and (ii) the good faith determination by Countrywide that the reasonable costs and expenses incurred by Countrywide in the performance of its servicing obligations hereunder with respect to such Mortgage Loans or REO Properties exceed the benefits accruing to Countrywide therefrom.”

Upon execution of this Amendment, the Agreement as it relates to Mortgage Loans sold to the Purchaser by the Company prior to the date hereof and owned by the Assignee as of the date hereof will be read to contain the above amendments, and any future reference to the Agreement will mean the Agreement as so modified. The parties hereto acknowledge that the Agreement has not been modified or amended, except as otherwise expressly provided for herein.

Any capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

[SIGNATURES FOLLOW]

IN WITNESS HEREOF, the parties have caused their names to be signed to this Amendment No. 1 by their respective duly authorized officers as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.

a New York corporation

By: /s/ William C. Buell VI

Name: William C. Buell VI

Title: Vice President

BANC OF AMERICA MORTGAGE

CAPITAL CORPORATION

a North Carolina corporation

By: /s/ Bruce W. Good

Name:

Title:

BANK OF AMERICA, N.A.

a national banking association

By:   /s/ Bruce W. Good

Name:

Title:

[Signature Page to Amendment No. 1 to the CSC Master Mortgage Loan Purchase and Servicing Agreement]

COUNTRYWIDE HOME LOANS, INC.,

as Seller

and

BANC OF AMERICA MORTGAGE CAPITAL CORPORATION,

as Purchaser

________________________________________

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

dated as of April 1, 2003

________________________________________

Conventional Residential Mortgage Loans

(SERVICING RETAINED)

ARTICLE I DEFINITIONS

1

ARTICLE II PRE-CLOSING AND CLOSING PROCEDURES

10

Section 2.01

Due Diligence by the Purchaser.

10

Section 2.02

Identification of Mortgage Loan Package.

11

Section 2.03

Post-Closing Due Diligence.

11

Section 2.04

Credit Document Deficiencies Identified During Due Diligence.

11

Section 2.05

Delivery of Collateral Files.

12

Section 2.06

Purchase Confirmation.

13

Section 2.07

Closing.

13

Section 2.08

Payment of the Purchase Proceeds.

13

Section 2.09

Entitlement to Payments on the Mortgage Loans.

13

Section 2.10

Payment of Costs and Expenses.

13

Section 2.11

MERS Mortgage Loans and the MERS System.

14

ARTICLE III REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

14

Section 3.01

Representations and Warranties Respecting Countrywide.

14

Section 3.02

Representations and Warranties Regarding Individual Mortgage

Loans.

15

Section 3.03

Remedies for Breach of Representations and Warranties.

22

Section 3.04

Repurchase of Convertible Mortgage Loans.

24

Section 3.05

Representations and Warranties Respecting the Purchaser.

24

Section 3.06

Indemnification by the Purchaser.

25

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

26

Section 4.01

Countrywide to Act as Servicer.

26

Section 4.02

Collection of Mortgage Loan Payments.

27

Section 4.03

Realization Upon Defaulted Mortgage Loans.

27

Section 4.04

Establishment of Custodial Accounts; Deposits in Custodial Accounts.

28

Section 4.05

Permitted Withdrawals From the Custodial Account.

29

Section 4.06

Establishment of Escrow Accounts; Deposits in Escrow Accounts.

31

Section 4.07

Permitted Withdrawals From Escrow Account.

31

Section 4.08

Transfer of Accounts.

31

Section 4.09

Payment of Taxes, Insurance and Other Charges;

Maintenance of PMI Policies; Collections Thereunder.

32

Section 4.10

Maintenance of Hazard Insurance.

33

Section 4.11

Disaster Recovery/Business Continuity Plan

33

Maintenance of Mortgage Impairment Insurance.

33

Section 4.12

Fidelity Bond; Errors and Omissions Insurance.

34

Section 4.13

Title, Management and Disposition of REO Property.

34

Section 4.14

Notification of Adjustments.

35

Section 4.15

Notification of Maturity Date.

36

Section 4.16

Assumption Agreements.

36

Section 4.17

Satisfaction of Mortgages and Release of Collateral Files.

37

Section 4.18

Servicing Compensation.

38

ARTICLE V PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

38

Section 5.01

Distributions.

38

Section 5.02

Periodic Reports to the Purchaser.

38

Section 5.03

Monthly Advances by Countrywide.

39

Section 5.04

Annual Statement as to Compliance.

40

Section 5.05

Annual Independent Certified Public Accountants’ Servicing Report.

40

Section 5.06

Purchaser’s Access to Countrywide’s Records.

40

Section 5.07

Compliance with REMIC Provisions.

40

ARTICLE VI COVENANTS BY COUNTRYWIDE

41

Section 6.01

Indemnification by Countrywide.

41

Section 6.02

Merger or Consolidation of Countrywide.

41

Section 6.03

Limitation on Liability of Countrywide and Others.

42

Section 6.04

No Transfer of Servicing.

42

Section 6.05

Provision of Information.

43

ARTICLE VII TERMINATION OF COUNTRYWIDE AS SERVICER

43

Section 7.01

Termination Due to an Event of Default.

43

Section 7.02

Termination Without Cause

 45

Section 7.03

Termination by Other Means.

45

ARTICLE VIII MISCELLANEOUS

46

Section 8.01

Notices.

46

Section 8.02

Sale Treatment.

46

Section 8.03

Exhibits.

46

Section 8.04

General Interpretive Principles.

46

Section 8.05

Reproduction of Documents.

47

Section 8.06

Further Agreements.

47

Section 8.07

Assignment of Mortgage Loans by the Purchaser; Pass-Through

Transfers.

47

Section 8.08

Conflicts between Transaction Documents.

49

Section 8.09

Governing Law.

49

Section 8.10

Severability Clause.

50

Section 8.11

Successors and Assigns.

50

Section 8.12

Confidentiality.

50

Section 8.13

Entire Agreement.

51

Section 8.14

Solicitation of Mortgagor

51

Section 8.15

Relationship of the Parties.

51

Exhibit A

Schedule of Collateral Documents

A-1

Exhibit B

Form of Purchase Confirmation

B-1

Exhibit C

Form of Custodial Agreement

C-1

Exhibit D

Form of Trade Confirmation

D-1

Exhibit E

Form of Mortgage Loan Schedule

E-1

Exhibit F

Form of SEC Certification

F-1

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This Master Mortgage Loan Purchase and Servicing Agreement is made and entered into as of April 1, 2003 (the “Agreement”), between Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 (“Countrywide”), and Banc of America Mortgage Capital Corporation, having an address at 214 N. Tryon Street, 21st Floor, Charlotte, North Carolina 28255 (the “Purchaser”).

R E C I T A L S

The Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell from time to time to the Purchaser all of Countrywide’s right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and the Purchaser.  This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and the Purchaser shall acquire such mortgage loans.

In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS

Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein.  Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

Accepted Servicing Practices:  With respect to any Mortgage Loan, procedures (including collection procedures) that comply with applicable federal, state and local law and that Countrywide customarily employs and exercises in servicing and administering mortgage loans for its own account and that are in accordance with accepted mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan:  Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Agency:  Either Fannie Mae or Freddie Mac.

Agreement:  This Master Mortgage Loan Purchase and Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

Appraised Value:  The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan:  Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California or the State of Texas are authorized or obligated by law or executive order to be closed.

Cash Liquidation:  Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

Closing:  The consummation of the sale and purchase of each Mortgage Loan Package.

Closing Date:  The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Collateral Documents:  The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

Collateral File:  With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

Condemnation Proceeds:  All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

Conventional Mortgage Loan:  A Mortgage Loan that is not insured by the FHA or guaranteed by the VA.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

Co-op Shares:  Shares issued by private non-profit housing corporations.

Countrywide:  Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

Credit File:  The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

Custodial Account:  The account or accounts created and maintained pursuant to Section 4.04, each of which shall be an Eligible Account.

Custodial Agreement:  The agreement, substantially in the form of Exhibit C, that governs the retention of the Collateral Files by the Custodian with respect to a Closing Date.

Custodian:  Treasury Bank, National Association, its successor in interest or assign, or such other custodian that may be designated in the Custodial Agreement from time to time.

Cut-off Date:  The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

Cut-off Date Balance:  The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the Cut-off Date.

Determination Date:  The Business Day immediately preceding the related Remittance Date.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account:  An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

Escrow Account:  The separate trust account or accounts created and maintained pursuant to Section 4.06, each of which shall be an Eligible Account.

Escrow Payments:  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 7.01.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHA:  The Federal Housing Administration.

Fannie Mae:  The Federal National Mortgage Association or any successor organization.

Fidelity Bond:  A fidelity bond to be maintained by Countrywide pursuant to Section 4.12.

Fixed Rate Mortgage Loan:  Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac:  The Federal Home Loan Mortgage Corporation or any successor organization.

Funding Deadline:  With respect to each Closing Date, one o'clock (1:00) p.m. New York time.

GNMA:  The Government National Mortgage Association or any successor organization.

Government Insurance Proceeds:  With respect to each Government Mortgage Loan, payments made pursuant to a MIC or LGC.

Government Mortgage Loan:  A Mortgage Loan insured by the FHA or guaranteed by the VA.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

HUD:  The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

Index:  With respect to each Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Interest Adjustment Date:  With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Late Collections:  With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

LGC:  A loan guarantee certificate issued by the VA.

Lifetime Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

Liquidation Proceeds:  Amounts, other than PMI Proceeds, Government Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

LPMI Fee:  The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

LPMI Loan:  Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

LTV:  With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

MERS:  Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The electronic system of recording transfers of mortgages maintained by MERS.

MIC:  A mortgage insurance certificate issued by HUD.

Missing Credit Documents:  As defined in Section 2.04 hereof.

Monthly Advance:  The advances made or required to be made by Countrywide on any Remittance Date pursuant to Section 5.03.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Interest Rate:  The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan:  Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto.  Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

Mortgage Loan Package:  The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

Mortgage Loan Schedule:  With respect to each Mortgage Loan Package, the schedule of Mortgage Loans in the form attached hereto as Exhibit E included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) information sufficient to uniquely identify such Mortgage Loan; (ii) the Mortgage Interest Rate as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI Loan, the LPMI Fee, (v) the LTV at origination; (vi) the remaining term as of the Cut-off Date and the original term of such Mortgage Loan, and (vii) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser.  The information set forth in the Mortgage Loan Schedule relating to the Mortgage Interest Rate with respect to any LPMI Loan shall have a separate field for Mortgage Interest Rate exclusive of the LPMI Fee.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagee:  The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor:  The obligor on a Mortgage Note.

OCC: The Office of the Comptroller of the Currency.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

Other Insurance Proceeds:  Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

Payment Adjustment Date:  As to any Adjustable Rate Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

Periodic Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PMI Policy:  A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

PMI Proceeds:  Proceeds of any PMI Policy.

Preliminary Mortgage Loan Package:  The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser’s due diligence as contemplated in Section 2.01, are intended to be sold under this Agreement as a Mortgage Loan Package.

Preliminary Mortgage Loans:  The mortgage loans constituting a Preliminary Mortgage Loan Package.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the calendar month preceding the month of the related Remittance Date, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  As to any Remittance Date, the calendar month preceding the month of distribution.

Purchase Confirmation:  A letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

Purchase Proceeds:  The amount paid on the related Closing Date by the Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.

Purchaser:  The Person identified as the “Purchaser” in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided.  Any reference to “Purchaser” as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in Section 8.07.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

Qualified Substitute Mortgage Loan:  A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type as the repurchased Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

Reconstitution Date:  The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 8.07 hereof.  On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and Countrywide’s servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

REO Disposition:  The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 4.13.

REO Property:  A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 4.13.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase, plus (iii) with regard to a Mortgage Loan subject to a Pass-Through Transfer, reasonable costs and actual damages incurred by the related trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) with respect to Government Mortgage Loans, amounts advanced to the Purchaser for which Countrywide may be entitled to receive reimbursement from a government agency and (v) compliance with the obligations under this Agreement including Section 4.09.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein.  Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

Servicing Fee Rate:  With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

Servicing LP:  Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

Servicing Officer:  Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance:  With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Trade Confirmation:  A letter agreement substantially in the form of Exhibit D hereto executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

Transaction Documents:  With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation and this Agreement.

Underwriting Guidelines:  As defined in the respective Trade Confirmation or Purchase Confirmation.

Updated LTV:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

VA:  The Department of Veterans Affairs.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party which sale or transfer is not a Pass-Through Transfer.

ARTICLE II
PRE-CLOSING AND CLOSING PROCEDURES

Section 2.01

Due Diligence by the Purchaser.

(a)

Review of Credit File.  Prior to the Closing Date, Countrywide shall make available to the Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package.  The Purchaser shall have the right to review the Credit File for each such Preliminary Mortgage Loan, at Countrywide’s offices or such other location agreed upon by the Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser’s reasonable and good faith discretion. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, Countrywide shall have the right, in its sole discretion, to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above.  The Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein.

(b)

Rejection of Preliminary Mortgage Loans.  Without limiting the generality of the foregoing, in the event that the Purchaser rejects Preliminary Mortgage Loans (i) comprising more than fifteen percent (15%) of the related Preliminary Mortgage Loan Package (as measured by unpaid principal balance), or (ii) for reasons other than as permitted under this Agreement or the Trade Confirmation, Countrywide may, in its reasonable and good faith discretion, rescind its offer to sell any of the Preliminary Mortgage Loans relating thereto to the Purchaser and Countrywide shall have no liability therefor.

Section 2.02

Identification of Mortgage Loan Package.

At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

Section 2.03

Post-Closing Due Diligence.

In the event that the Purchaser fails to complete its due diligence, as contemplated in Section 2.01, with respect to any Preliminary Mortgage Loan, the Purchaser and Countrywide may nonetheless mutually agree to the purchase and sale of such Mortgage Loan as contemplated hereunder, and upon such mutual agreement, if the Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the “Pending Mortgage Loans”), the Purchaser shall have the right to review the related Credit File for such Mortgage Loan within ten (10) Business Days after the Closing Date and, based on such review and within such ten (10) Business Days period, request that Countrywide repurchase any Pending Mortgage Loan that the Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related Transaction Documents, as applicable) plus accrued and unpaid interest, or (b) provide evidence reasonably satisfactory to the Purchaser that such Mortgage Loan does in fact conform to the terms of the Transaction Documents, as applicable.  In the event that Countrywide must repurchase any Mortgage Loan in accordance with this Section 2.03 or pursuant to any other applicable term contained in the Transaction Documents, Countrywide may, at its option, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Transaction Documents.  The rights and remedies set forth in this Section 2.03 are in addition to those set forth in Section 3.03.

Section 2.04

Credit Document Deficiencies Identified During Due Diligence.

If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the “Missing Credit Documents”), Countrywide agrees to use its best efforts to procure each such Missing Credit Document within thirty (30) days following a written notice of such deficiency.  In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from a breach of Countrywide’s obligation to deliver the Missing Credit Document within the time specified above, Countrywide shall repurchase such Mortgage Loan at the Repurchase Price.

Section 2.05

Delivery of Collateral Files.

(a)

Custodial Agreement.  Countrywide shall, on or before the Business Day prior to the related Closing Date, deliver and release to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package and shall execute, and cause the Custodian to execute, the Custodial Agreement.  Countrywide shall pay all fees and expenses of the Custodian incurred prior to the related Closing Date; provided, however, that it is understood that after the related Closing Date, Purchaser shall be solely responsible for arranging for the retention of the Collateral Files and the fees and expenses of the Custodian as of the related Closing Date and thereafter.

(b)

Missing Collateral Documents.  In the event that any of the original Collateral Documents set forth in clauses (3) through (7) of Exhibit A hereto are not delivered to the Custodian on or before the Closing Date (each, a “Missing Collateral Document”), then Countrywide shall have (i) with respect to any Missing Collateral Document sent for recording, nine (9) months from the related Closing Date, or (ii) with respect to all other Missing Collateral Documents, one hundred twenty (120) days from the Closing Date, to deliver to the Purchaser such Missing Collateral Documents; provided, however, that with respect to any Government Mortgage Loan, Countrywide agrees to procure each such Missing Collateral Document within sixty (60) days following the FHA’s or the VA’s, as applicable, deadline for procuring such documents.  In the event the public recording office is delayed in returning any  original document, Countrywide shall deliver to the Custodian within one hundred eighty (180) days of its submission for recordation a true and correct copy of such document and an  officer’s letter, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to the Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder’s office to return a Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy.  However, if Countrywide cannot deliver to the appropriate public recording office such original or clerk-certified copy of any document required to be submitted for recordation by the appropriate public recording office within the specified time for any reason, within thirty (30) days after receipt of written notification of such failure from the Purchaser, Countrywide shall repurchase the related Mortgage Loan at the price and in the manner specified in Section 3.03.

(c)

Other Documents.  Countrywide shall forward to the Purchaser in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution and, if applicable, recordation thereof.

Section 2.06

Purchase Confirmation.

Upon confirmation with the Purchaser of a Mortgage Loan Package, Countrywide shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Countrywide.

Section 2.07

Closing.

The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

(a)

All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the related Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

(b)

All of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the related Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement; and

(c)

Both parties shall have executed the related Purchase Confirmation and Custodial Agreement.

Section 2.08

Payment of the Purchase Proceeds.

Subject to the conditions set forth in Section 2.07, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Countrywide on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.

Section 2.09

Entitlement to Payments on the Mortgage Loans.

With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date).

Section 2.10

Payment of Costs and Expenses.

The Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses.  Without limiting the generality of the foregoing, any costs and expenses incurred in connection with recording the Assignment of Mortgage or any subsequent assignment thereof shall be paid for by the Purchaser.

Section 2.11

MERS Mortgage Loans and the MERS System.

(a)

Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Countrywide pursuant to this Agreement, Countrywide shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan.  The foregoing obligation of Countrywide shall be in lieu of Countrywide delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan.  With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Countrywide shall, in accordance with Section 2.05, provide the Purchaser with the original Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System.

(b)

In connection with the MERS System, Countrywide is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration.  Further, Countrywide is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

ARTICLE III
REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01

Representations and Warranties Respecting Countrywide.

Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

(a)

Organization and Standing.  Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

(b)

Due Authority.  Countrywide has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Countrywide and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Countrywide; and all requisite corporate action has been taken by Countrywide to make this Agreement valid and binding upon Countrywide in accordance with its terms;

(c)

No Conflict.  Neither the acquisition or origination of the Mortgage Loans by Countrywide, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide’s certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

(d)

Approved Seller.  Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD.  No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

(e)

No Pending Litigation.  There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide’s ability to perform its obligations under this Agreement; and

(f)

No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

Section 3.02

Representations and Warranties Regarding Individual Mortgage Loans.

With respect to each Mortgage Loan (unless otherwise specified below), Countrywide represents and warrants to the Purchaser as of the related Closing Date that:

(a)

Mortgage Loan Schedule.  The information contained in the related Mortgage Loan Schedule and the related electronic data file provided on or one (1) Business Day prior to the related Closing Date is complete, true and correct in all material respects;

(b)

No Delinquencies or Advances.  All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

(c)

Taxes, Assessments, Insurance Premiums and Other Charges.  There are no delinquent taxes or insurance premiums and to the best of Countrywide’s knowledge, no delinquent ground rents, water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(d)

No Modifications.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with this Agreement.  The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

(e)

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)

Hazard and Flood Insurance.  All buildings upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located.  All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid.  If, upon the origination of the Mortgage Loan,  the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefor from the Mortgagor;

(g)

Compliance with Applicable Law.  Each Mortgage Loan at the time of origination complied in all material respects with applicable local, state and federal laws including, without limitation, usury, predatory and abusive lending, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan;

(h)

No Release of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i)

Enforceability of Mortgage Documents.  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

(j)

Valid First Lien.  Each related Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, including all improvements on the Mortgaged Property.  The lien of the Mortgage is subject only to:

(i)

the lien of current real property taxes and assessments not yet due and payable;

(ii)

if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments, or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation;

(iii)

covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal; and

(iv)

other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

(k)

Disbursements of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l)

Sole Owner.  Countrywide is the sole owner and holder of the Mortgage Loan.  The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and is transferring and selling the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

(m)

Title Insurance.  Each Mortgage Loan is covered by a lender’s title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii) above) Countrywide, its successors and assigns as to the first priority lien of the Mortgage.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  Countrywide is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(n)

Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(o)

Payment Terms.  Payments commenced no more than sixty (60) days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears each month.  As to each Adjustable Rate Mortgage Loan on each applicable Interest Adjustment Date, the Mortgage Interest Rate adjusts in accordance with the terms of the related Mortgage Note.  As to each Adjustable Rate Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(p)

Soldiers’ and Sailors’ Civil Relief Act.  The Mortgagor has not notified Countrywide, and Countrywide has no knowledge of any relief requested by or provided to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, or any similar state law;

(q)

Balloon Payments, Graduated Payments or Contingent Interests.  With respect to any Mortgage Loan which is identified on the Mortgage Loan Schedule as a Balloon Mortgage Loan, the Mortgage Note is payable in Monthly Payments based on a thirty (30) year amortization schedule with a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Balloon Mortgage Loan and such final Monthly Payment shall not be due prior to one hundred eighty (180) months following the origination of the Balloon Mortgage Loan.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(r)

No Bankruptcy.  No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and, to the best of Countrywide’s knowledge, following the date of origination of the Mortgage Loan, the Mortgagor with respect to the Mortgage Loan was not a debtor in any state or federal bankruptcy or insolvency proceeding;

(s)

Environmental Hazards.  At the time of origination, the Mortgage Loans satisfied the Fannie Mae guidelines regarding environmental hazards as set forth in Part XI, Chapter 3, Section 307 of the Fannie Mae Sellers’ Guide;

(t)

Texas Refinance Mortgage Loans.  Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code;

(u)

Georgia Fair Lending Act.  No Mortgage Loan secured by property located in Georgia and originated on or after October 1, 2002 and on or prior to March 7, 2003, meets the definition of a “home loan” under the Georgia Fair Lending Act;

(v)

Qualified Mortgages.  Each Mortgage Loan would constitute a “qualified mortgage” if transferred to or purchased by a REMIC in accordance with Section 860G(a)(3)(A) of the Code;

(w)

Interest Calculation.  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(x)

Due on Sale.  The Mortgage contains an enforceable provision, to the extent not prohibited by any applicable law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(y)

Single Premium Credit Life Insurance.  None of the proceeds of the Mortgage Loan were used to finance single premium credit life insurance policies;

(z)

Origination/Doing Business.  The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

(aa)

No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Countrywide or to the best of Countrywide’s knowledge, the Mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(bb)

Location and Type of Mortgaged Property.  The Mortgaged Property consists of a contiguous  parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development, or in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements, provided, however, that any condominium project or planned unit development shall conform with the applicable requirements of an Agency regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.  As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets eligibility requirements of an Agency or is located in a condominium or planned unit development project which has received project approval of an Agency;

(cc)

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration;

(dd)

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(ee)

Origination and Collection Practices.  The origination, servicing and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note.  With respect to Adjustable Rate Mortgage Loans, all terms of the related Mortgage Notes pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable, and all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(ff)

No Condemnation or Damage.  The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(gg)

Customary and Enforceable Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure.  There is no homestead or other exemption (other than under the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended) available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(hh)

Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

(ii)

Appraisal.  Unless the Mortgage Loan was underwritten pursuant to one of Countrywide’s streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency;

(jj)

Trustee for Deed of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(kk)

Private Mortgage Insurance, FHA Insurance and VA Guarantees.  No Mortgage Loan has an LTV greater than ninety-five percent (95%).  Each Conventional Mortgage Loan with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property.  All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan.  Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid;

(ll)

Lawfully Occupied.  To the best of Countrywide’s knowledge, the Mortgaged Property is lawfully occupied under applicable law.  To the best of Countrywide’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

(mm)

Assignment of Mortgage.  Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(nn)

Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(oo)

Underwriting.  Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines.  The  Mortgage Note and Mortgage are on forms acceptable to an Agency;

(pp)

Section 32 Loans.  No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any similar state or local statutes or regulations related to “high cost” mortgage loans or “predatory” or “abusive” lending (as such terms are defined in the applicable statute or regulation);

(qq)

Buy-down Mortgage Loans.  The Mortgage Loan is not subject to a buy-down agreement;

(rr)

The Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae or Freddie Mac guidelines.  In the event the Mortgagor is a trustee, the borrower is a natural person; and

(ss)

Leaseholds.  The Mortgage Loan is not secured by a leasehold interest in the Mortgaged Property.

Section 3.03

Remedies for Breach of Representations and Warranties.

(a)

Notice of Breach.  The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File.  Upon discovery by either Countrywide or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.  Any such breach or missing Collateral Document that causes a Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the value of such Mortgage Loan.

(b)

Cure or Repurchase.  Within ninety (90) days from the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, Countrywide shall use its best efforts to cure such breach in all material respects, and, if such breach cannot be cured, Countrywide shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01 and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by Countrywide at the Repurchase Price.

(c)

Substitution or Repurchase.  If the breach shall involve a representation or warranty set forth in Section 3.02, Countrywide may, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans.  If Countrywide has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan.  Notwithstanding any of the foregoing, if a breach would cause a Mortgage Loan to be other than a “qualified mortgage,” as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within sixty (60) days from the date the breach was discovered unless such breach is cured during such period.    Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.  At the time of repurchase or substitution, the Purchaser and Countrywide shall arrange for the reassignment of such Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by the Purchaser or its designee relating to such Mortgage Loan.  In the event Countrywide determines to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall, simultaneously with such reassignment, give written notice to the Purchaser that substitution has taken place and identify the Qualified Substitute Mortgage Loan(s).  In connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  Countrywide shall effect such substitution by delivering to the Purchaser the Collateral Documents for such Qualified Substitute Mortgage Loan(s).  Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Countrywide.  For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any substituted Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such substituted Mortgage Loan.

For any month in which Countrywide substitutes a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all substituted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by Countrywide in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

(d)

Indemnification.  In addition to such repurchase or substitution obligation, Countrywide shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the  representations and warranties of Countrywide contained in Section 3.01 and Section 3.02.

(e)

Sole Remedy.  With respect to the breach of a representation and warranty set forth in Section 3.02 with respect to a Mortgage Loan, the obligation under this Section 3.03 of Countrywide to cure, repurchase or replace such Mortgage Loan and to indemnify the Purchaser shall constitute the sole remedies against Countrywide respecting such breach available to the Purchaser.

(f)

Accrual of Cause of Action.  Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Countrywide to the Purchaser, (ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by the Purchaser for compliance with the relevant provisions of this Agreement.

Section 3.04

Repurchase of Convertible Mortgage Loans.

In the event a Mortgagor exercises the option to convert a Convertible Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, Countrywide shall repurchase such Convertible Mortgage Loan within thirty (30) days of such conversion taking effect at a price equal to on hundred percent (100%) of the unpaid principal balance of such Convertible Mortgage Loan at the time of such conversion plus accrued interest thereon through the last day of the month of repurchase at the Mortgage Loan Remittance Rate; provided, however, no interest shall be due and payable if a Convertible Mortgage Loan is repurchased on the first day of a month.  Any repurchase of a Convertible Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by deposit in the Custodial Account of the amount of said repurchase price for distribution to the Purchaser on the next scheduled Remittance Date.

Section 3.05

Representations and Warranties Respecting the Purchaser.

The Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:

(a)

Organization and Standing.  The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;

(b)

Due Authority.  The Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; the Purchaser has the full power and authority to purchase and hold each Mortgage Loan;

(c)

No Conflict.  Neither the acquisition of the Mortgage Loans by the Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

(d)

No Pending Litigation.  There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser’s ability to perform its obligations under this Agreement; and

(e)

No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement (including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f)

Securities. Without conceding that the Mortgage Loans are securities, the Purchaser hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of each Closing Date:

(i)

the Purchaser understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

(ii)

the Purchaser is acquiring the Mortgage Loans for its own account without a view towards a public distribution;

(iii)

the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

(iv)

the Purchaser has been furnished with all information regarding the Mortgage Loans which it has requested from Countrywide; and

(v)

neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

Section 3.06

Indemnification by the Purchaser.

The Purchaser shall indemnify Countrywide and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Purchaser’s representations and warranties contained in Section 3.05 above.

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01

Countrywide to Act as Servicer.

Countrywide, as independent contract servicer, shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the Accepted Servicing Practices and the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the customary and usual standards of practice of prudent mortgage servicers.  Notwithstanding anything to the contrary contained herein, in servicing and administering Government Mortgage Loans, Countrywide shall not take, or fail to take, any action that would result in the denial of coverage under any LGC or MIC, as applicable.  Without limiting the generality of the foregoing, with respect to any Government Mortgage Loan, Countrywide shall be permitted to deviate from the servicing practices set forth herein if such deviation would be consistent with the servicing practices employed in connection with any similar mortgage loan constituting a part of a GNMA mortgage-backed security.

In accordance with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Countrywide shall not permit any modification, waiver, or forbearance with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note or by applicable law), result in the denial of coverage under a PMI Policy, LGC or MIC, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Purchaser’s consent or with respect to any Mortgage Loans transferred to or purchased by a REMIC, any modification, waiver, or forbearance that would constitute a “significant modification” within the meaning of Treasury Regulations Section 1.860G-2(b).   Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and twenty (120) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser.  If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month’s principal and one (1) month’s interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 5.03.  Countrywide shall notify the Purchaser, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Purchaser (or, at the direction of the Purchaser, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within thirty (30) days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, Countrywide, (i) shall deliver to the Purchaser a copy thereof and (ii) shall deliver to the Purchaser such document, with evidence of recordation upon receipt thereof from the public recording office.

Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

Section 4.02

Collection of Mortgage Loan Payments.

Countrywide shall make reasonable efforts, in accordance with the Accepted Servicing Practices and this Agreement, to collect all payments due under each Mortgage Loan and shall exercise reasonable care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and Mortgaged Property.

Section 4.03

Realization Upon Defaulted Mortgage Loans.

(a)

Foreclosure.  In accordance with Accepted Servicing Practices, Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify the Purchaser in writing of the commencement of foreclosure proceedings.  Such notice may be contained in the reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement.  Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event Countrywide has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector.  The cost for such inspection or review shall be borne by the Purchaser.  Upon completion of the inspection or review, Countrywide shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how Countrywide shall proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs Countrywide to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, Countrywide shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse Countrywide, Countrywide shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof.  In the event the Purchaser directs Countrywide not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, Countrywide shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

(b)

Option to Purchase.  Countrywide, in its sole discretion, shall have the right to purchase for its own account any Government Mortgage Loan that is eighty-nine (89) days or more delinquent at a price equal to (i) the Stated Principal Balance of the Government Mortgage Loan plus (ii) accrued interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date to which interest has last been paid and distributed to the Purchaser to the date of purchase; provided, however, that Countrywide shall not be entitled to exercise such purchase if the delinquency is caused directly or indirectly by an act or omission of Countrywide which would constitute a breach or violation of its obligations hereunder.  Any such purchase by Countrywide shall be accomplished by depositing in the Custodial Account the amount of the purchase price stated in the preceding sentence, after deducting therefrom any amounts received in respect of such purchased Government Mortgage Loan and being held in the Custodial Account for future distribution.

Section 4.04

Establishment of Custodial Accounts; Deposits in Custodial Accounts.

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts, titled “[Countrywide], in trust for Banc of America Mortgage Capital Corporation and/or subsequent purchasers of Mortgage Loans - P&I.”  Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) upon the request of the Purchaser.

Countrywide shall deposit in the Custodial Account within two (2) Business Days, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(a)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b)

all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

(c)

all proceeds from a Cash Liquidation;

(d)

all PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Accepted Servicing Practices, the loan documents or applicable law;

(e)

all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with the Accepted Servicing Practices, the loan documents or applicable law;

(f)

all Monthly Advances;

(g)

all proceeds of any Mortgage Loan repurchased in accordance with Section 3.03 or 3.04, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.03;

(h)

any amounts required to be deposited by Countrywide pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor);

(i)

the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of (a) one-twelfth of the product of (i) 0.25% and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

(j)

any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 4.13.

The foregoing requirements for deposit in the Custodial Account are exclusive.  The Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties and assumption fees (to the extent permitted by Section 4.16) need not be deposited by Countrywide in the Custodial Account.  Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(d).  All funds required to be deposited in the Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with Section 4.05.

Section 4.05

Permitted Withdrawals From the Custodial Account.

Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a)

to make payments to the Purchaser in the amounts and in the manner provided for in Sections 5.01 and 5.03;

(b)

to reimburse itself for Monthly Advances (Countrywide’s reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers’ and Sailors’ Civil Relief Act of 1940) which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable.  Countrywide’s right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Sections 3.03 or 3.04 or render payment pursuant to Section 4.17, Countrywide’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans.  Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser);

(c)

to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide’s reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser.  Notwithstanding the foregoing, with respect to each Government Mortgage Loan, Countrywide shall not be entitled to reimbursement of any Servicing Advances that constitute losses and expenses for which an issuer of GNMA securities would be responsible, pursuant to Chapter 4 of the GNMA Handbook 5500.2, if such Government Mortgage Loan had been included in a GNMA security);

(d)

to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

(e)

to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or 3.04, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

(f)

to reimburse itself for any amounts deposited in the Custodial Account in error; and

(g)

to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 4.06

Establishment of Escrow Accounts; Deposits in Escrow Accounts.

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts, titled “[Countrywide], in trust for Banc of America Mortgage Capital Corporation and/or subsequent purchasers of Mortgage Loans - T&I.”  Countrywide shall provide the Purchaser with written evidence of the creation of such Escrow Account(s) upon the request of the Purchaser.

Countrywide shall deposit in the Escrow Account(s) within two (2) Business Days, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.  Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 4.07.  Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor.  Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

Section 4.07

Permitted Withdrawals From Escrow Account.

Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, PMI Policy premiums, if applicable, and comparable items; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08

Transfer of Accounts.

Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts.  Countrywide shall provide notification to the Purchaser within five (5) Business Days of any such transfer.

Section 4.09

Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder.

With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; (c) with respect to Mortgage Loans insured by the FHA, mortgage insurance premiums, and (d) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due.  Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.02(v), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. Countrywide will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency.  Countrywide shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Countrywide, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.16, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above.

Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, MIC or LGC and the insurance or guarantee relating thereto, as applicable (excluding such exception, the “Credit Enhancement”), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder.  If the Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, the Purchaser and Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

Section 4.10

Maintenance of Hazard Insurance.

Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  In the event that Countrywide is notified that  a hazard insurance policy shall be in danger of being terminated, or in the event that Countrywide is notified that  the insurer shall cease to be acceptable to an Agency, Countrywide shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) full replacement value of the improvements which are a part of the Mortgaged Property; or (z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994.  Countrywide shall also maintain on REO Property, (1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above.  Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with the Accepted Servicing Practices.  The Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor.  All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor’s freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

Section 4.11

Business Continuity Plan/Disaster Recovery.

Countrywide shall establish and maintain contingency plans, recovery plans and proper risk controls to ensure Countrywide’s continued performance under this Agreement.  The plans must be in place within thirty (30) calendar days after the related Closing Date of this Agreement and shall include, but not be limited to, testing, control functions, accountability and corrective actions to be implemented, if necessary.  Countrywide agrees to make copies or summaries of the plans available to the Purchaser or its regulators upon request.

Section 4.12

Maintenance of Mortgage Impairment Insurance.

 If Countrywide obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans issued by an issuer that has a Best rating of A:V, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, Countrywide shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10.  If such blanket policy contains a deductible clause and there shall not have been maintained on the related Mortgaged Property or REO Property an additional individual policy complying with Section 4.10, upon the occurrence of a loss that would have been covered by such individual policy, Countrywide shall deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, Countrywide agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

Section 4.13

Fidelity Bond; Errors and Omissions Insurance.

Countrywide shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents.  Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer.

Section 4.14

Title, Management and Disposition of REO Property.

(a)

Title.  In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person(s) holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

(b)

Management.  Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account.  Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances.  Countrywide shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to the Purchaser within five (5) days of the Purchaser’s request therefor.  Countrywide shall promptly attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser.  Countrywide shall deposit, or cause to be deposited, within two (2) Business Days of receipt, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of Countrywide.  Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

(c)

Disposition.  Subject to the following paragraph, Countrywide shall use reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property.  If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property.

Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in a manner that maximizes the net present value of the recovery to the Purchaser.  If, as of the date title to any REO Property was acquired by Countrywide, there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be deposited in the Custodial Account and distributed to the Purchaser in accordance with Section 5.01.

Section 4.15

Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  Countrywide shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

Section 4.16

Notification of Maturity Date.

With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

Section 4.17

Assumption Agreements.

Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any.  If Countrywide reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 4.16, the Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed.  Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 4.16, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 4.18

Satisfaction of Mortgages and Release of Collateral Files.

Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify the Purchaser.  Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 4.04, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by the Purchaser or the Custodian.  Upon receipt of such notice and request, the Purchaser, or its designee, shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release.  In the event that the Purchaser fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide’s request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event Countrywide satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand, shall remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  Countrywide shall maintain the Fidelity Bond insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Purchaser, its designee, or the Custodian shall, within five (5) Business Days of Countrywide’s request and delivery to the Purchaser, its designee, or the Custodian, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser, its designee, or the Custodian.  Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser, its designee, or the Custodian, the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser fails to release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee within five (5) Business Days of Countrywide’s request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure.  Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release Countrywide from its obligations under the related servicing receipt.

Section 4.19

Servicing Compensation.

As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees.  Except as otherwise provided hereunder, the obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of the Monthly Payments.  Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not less than zero) by an amount equal to the Prepayment Interest Shortfall for the related Due Period.  Additional servicing compensation in the form of assumption fees (as provided in Section 4.16), late payment charges, prepayment penalties or otherwise shall be retained by Countrywide to the extent not required to be deposited in the Custodial Account.  Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

ARTICLE V
PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

Section 5.01

Distributions.

On each Remittance Date, Countrywide shall distribute to the Purchaser (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 5.03; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.  It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

Section 5.02

Periodic Reports to the Purchaser.

(a)

Monthly Reports.  Not later than the fifth (5th) Business Day following the Principal Prepayment Period, Countrywide shall furnish to the Purchaser via any electronic medium a monthly report in a form reasonably acceptable to the Purchaser, which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor’s account during the related Principal Prepayment Period, (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable, (iv) actual unpaid principal balance, (v) the date through which Monthly Payments have been made; (vi) the current Mortgage Interest Rate, (vii) Mortgage Interest Rate net of the Servicing Fee and the LPMI fee and (viii) the amount being remitted.

(b)

Miscellaneous Reports.  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide’s efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement.  Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return and as the Purchaser may reasonably request from time to time.  The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

Section 5.03

Monthly Advances by Countrywide.

Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 5.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date.  Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence.  To the extent Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 5.03, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 5.01.

Countrywide’s obligation to make such advances as to any Mortgage Loan will continue through the earliest of:  (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds,  Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property; provided, however, with respect to any Government Mortgage Loan that is converted to REO Property, Countrywide’s obligation to make such advances will continue in accordance with the applicable governmental agency’s guidelines.  In no event shall Countrywide be obligated to make an advance under this Section 5.03 if at the time of such advance it reasonably determines that such advance will be unrecoverable.

Section 5.04

Annual Statement as to Compliance.

Countrywide shall deliver to the Purchaser on or before March 15th of each year, beginning in the year following the Closing Date, an Officers’ Certificate stating, as to each signatory thereof, that (a) a review of the activities of Countrywide during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, and (b) to the best of such officers’ knowledge, based on such review, Countrywide has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.  Countrywide shall provide the Purchaser with copies of such statements upon request.

Section 5.05

Annual Independent Certified Public Accountants’ Servicing Report.

On or before March 15th of each year, beginning in the year following the Closing Date, Countrywide at its expense shall cause a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to Countrywide’s servicing of mortgage loans of the same type as the Mortgage Loans, pursuant to this Agreement or servicing agreements substantially similar to this Agreement, and that, on the basis of such examination, conducted substantially in accordance with the Uniform Single Audit Program for Mortgage Bankers, such firm is of the opinion that Countrywide’s servicing has been conducted in compliance with this Agreement or such servicing agreements examined pursuant to this Section 5.05 except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.  Countrywide shall provide the Purchaser with copies of such statements upon request.

Section 5.06

Purchaser’s Access to Countrywide’s Records.

The Purchaser shall have access upon reasonable notice to Countrywide, during regular business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement.  Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Countrywide also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide’s ability to perform under this Agreement.  The Purchaser agrees to reimburse Countrywide for any out-of-pocket costs incurred by Countrywide in connection with its obligations under this Section 5.06.

Section 5.07

Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860 (a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VI
COVENANTS BY COUNTRYWIDE

Section 6.01

Indemnification by Countrywide.

Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide which were taken or omitted upon the instruction or direction of the Purchaser, or (b) the failure of the Purchaser to perform its obligations hereunder, including subsections (i) and (ii) in Section 6.03.

Countrywide and the Purchaser shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans.  Upon the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, Countrywide shall assume the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser shall promptly reimburse Countrywide for all amounts advanced by it pursuant to the preceding sentence except when as a result of such claim Countrywide is otherwise required to indemnify the Purchaser pursuant to Section 6.01 hereof.

Section 6.02

Merger or Consolidation of Countrywide.

Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

Section 6.03

Limitation on Liability of Countrywide and Others.

Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event of Default by Countrywide shall occur and shall not have been remedied within the time limits set forth in Section 7.01(a) of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office.  To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Countrywide with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Countrywide receives such notice; and (ii) immediately complete, sign and return to Countrywide any document reasonably requested by Countrywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide.  The Purchaser further agrees that Countrywide shall have no liability for the Purchaser’s failure to comply with the subsections (i) or (ii) in the foregoing sentence.  Countrywide shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser’s interests in the Mortgage Loans.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide’s indemnification under Section 6.01.

Section 6.04

No Transfer of Servicing.

Countrywide acknowledges that the Purchaser acts in reliance upon Countrywide’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld; provided, however, that nothing in this Agreement shall limit the right of Countrywide to assign the servicing rights hereunder to Servicing LP.

Section 6.05

Provision of Information.

During the term of this Agreement, Countrywide shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Credit File for each Mortgage Loan provided for herein.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser shall give in writing.  In addition, during the term of this Agreement, Countrywide shall provide to the OCC and to comparable regulatory authorities supervising the Purchaser or any of Purchaser’s assigns (including beneficial owners of securities issued in Pass-Through Transfers backed by the Mortgage Loans) and the examiners and supervisory agents of the OCC and such other authorities, access to the documentation required by applicable regulations of the OCC and other comparable regulatory authorities supervising the Purchaser or any of its assigns with respect to the Mortgage Loans.  Such access shall be only upon reasonable and prior written request and during normal business hours at the offices designated by Countrywide.  To the extent the Purchaser, any of Purchaser’s assigns, or the examiners and supervisory agents of the OCC request reports, documents, information, or other cooperation not generally provided by Countrywide to its other investors or readily available to Countrywide, the Purchaser shall be liable for and shall pay all reasonable costs and expenses incurred by Countrywide in providing such additional reports, documents, information, or other cooperation.

ARTICLE VII

TERMINATION OF COUNTRYWIDE AS SERVICER

Section 7.01

Termination Due to an Event of Default.

(a)

Each of the following shall be an Event of Default by Countrywide if it shall occur and, if applicable, be continuing for the period of time set forth therein:

(i)

any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

(ii)

any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement, including but not limited to breach by Countrywide of any one or more of the representations, warranties, and covenants of Countrywide as set forth in Section 3.01 of this Agreement, or in the Custodial Agreement, if any, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)

Countrywide shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or

(v)

Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or completely cease its business operations for a period of five (5) consecutive Business Days; or

(vi)

Countrywide ceases to meet the servicer eligibility qualifications of both Agencies; or

(vii)

Failure by Countrywide to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(viii)

Countrywide attempts to assign this Agreement or all of its servicing responsibilities or duties hereunder or any portion thereof in violation of Section 6.04.

In case one or more Events of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Countrywide under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser.  Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide’s sole expense.  Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide’s responsibilities and rights hereunder, including the transfer to the Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

(b)

Waiver of Event of Default.  Upon written notice, the Purchaser may waive any default by Countrywide in the performance of Countrywide’s obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 7.02

Termination without Cause.

The Purchaser may terminate, any servicing rights Countrywide may have hereunder with respect to any Mortgage Loan Package, without cause as provided in this Section 7.02.  Any such notice of termination shall be in writing and delivered to Countrywide by registered mail as provided in Section 8.01 at least sixty (60) days prior to such termination date.

In the event the servicing rights with respect to a Mortgage Loan Package are terminated pursuant to this Section 7.02, Countrywide shall be entitled to receive, as liquidated damages, upon the transfer of the servicing rights, an amount equal to the sum of (i) the greater of (A) two and one-half percent (2½ %) of the aggregate outstanding principal amount of the Mortgage Loans, or (B) the fair market value of the servicing rights, each as of the termination date, plus (ii) all reasonable costs and expenses incurred by Countrywide in managing the transfer of the servicing.  The fair market value of the servicing rights shall be determined based on the average of three (3) bids made by experienced evaluators unaffiliated to the Purchaser or Countrywide and chosen as follows:  (X) one by the Purchaser, (Y) one by Countrywide, and (Z) one by mutual agreement of the evaluators chosen by the Purchaser and Countrywide, pursuant to (X) and (Y) above.

Section 7.03

Termination by Other Means.

The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and the Purchaser in writing; (c) the repurchase by Countrywide of all outstanding Mortgage Loans and REO Property in a Mortgage Loan Package at a price equal to (i) in the case of a Mortgage Loan, 100% of the Stated Principal Balance of each Mortgage Loan on the date of such repurchase plus accrued interest thereon through the last day of the month of repurchase, and (ii) in the case of REO Property, the lesser of (1) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (2) the fair market value of such REO Property at the time of repurchase; or (d) the Pass-Through Transfer of the last Mortgage Loan in such Mortgage Loan Package.

The right of Countrywide to repurchase all outstanding Mortgage Loans in a Mortgage Loan Package pursuant to (c) above shall be conditional upon (i) the outstanding Stated Principal Balances of such Mortgage Loans at the time of any such repurchase aggregating less than five percent (5%) of the aggregate Stated Principal Balances of the Mortgage Loans on the related Cut-off Date, and (ii) the determination by Countrywide that the reasonable costs and expenses incurred by Countrywide in the performance of its servicing obligations hereunder with respect to such Mortgage Loans exceed the benefits accruing to Countrywide therefrom.

ARTICLE VIII
MISCELLANEOUS

Section 8.01

Notices.

All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)

to Countrywide:

Countrywide Home Loans, Inc.

4500 Park Granada

Calabasas, California 91302

Attn:  Mr. Michael W. Schloessmann, Vice President

With copy to:  General Counsel

(ii)

the Purchaser:

To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 8.02

Sale Treatment.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to the Purchaser to secure a debt or other obligation of Countrywide.  Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide’s business records, tax returns and financial statements.  Accordingly, Countrywide and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by the Purchaser, of the Mortgage Loans.

Section 8.03

Exhibits.

The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 8.04

General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)

reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)

the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)

the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)

reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

Section 8.05

Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 8.06

Further Agreements.

Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 8.07

Assignment of Mortgage Loans by the Purchaser; Whole Loan Transfer; Pass-Through Transfers.

(a)

The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Countrywide.  Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than four (4) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package.  Any trust to which Mortgage Loans may be transferred pursuant to Section 8.07(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

(b)

The Purchaser and Countrywide agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 8.07(a) hereof, may effect Pass-Through Transfers, retaining Countrywide as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 8.07 is rejected by the related transferee, Countrywide shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.  Countrywide shall cooperate with the Purchaser in connection with each Whole Loan Transfer or Pass-Through Transfer in accordance with this Section 8.07.  In connection therewith Countrywide shall:

(i)

negotiate in good faith and execute any assignment, assumption and recognition agreement or seller/servicer agreement reasonably required to effectuate the Whole Loan Transfer or Pass-Through Transfer, provided such agreement creates no greater obligation or cost on the part of Countrywide than otherwise set forth in this Agreement, and provided further that Countrywide shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate; and

(ii)

provide as applicable:

(A)

information pertaining to Countrywide of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

(B)

such opinions of counsel, letters from auditors, and certificates of public officials or officers of Countrywide as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Whole Loan Transfer or Pass-Through Transfer.  The Purchaser or another party to such Whole Loan Transfer or Pass-Through Transfer shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B).  Countrywide shall not be required to execute any seller/servicer agreement unless a draft of the agreement is provided to Countrywide at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for Countrywide and its counsel to review and comment on the agreement.

(c)

In connection with any Whole Loan Transfer or Pass-Through Transfer, Countrywide shall not be required to “bring down” any of the representations and warranties in Section 3.02 (i.e., the representations and warranties only speak as of the applicable date set forth in this Agreement), or, except as provided in the following sentence, to make any other representations or warranties whatsoever.  Upon request, Countrywide will bring down the representations and warranties in Section 3.01 to a date no later than the related Reconstitution Date, or make new representations and warranties comparable in all material respects to those in Section 3.01 or make representations and warranties (1) that Countrywide has serviced the Mortgage Loans in accordance with the terms of this Agreement, provided accurate statements to the Purchaser pursuant to Section 5.02 of this Agreement, and otherwise complied with all covenants and obligations hereunder, and (2) that Countrywide has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans, and (3) regarding the accuracy of the information provided to the Purchaser by Countrywide on or before the closing date of the applicable Whole Loan Transfer or Pass-Through Transfer.

(d)

All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

(e)

With respect to any Mortgage Loans that are subject to a Pass-Through Transfer or other securitization transaction, to the extent that either of the Purchaser, any master servicer which is master servicing loans in connection with such transaction (a “Master Servicer”), or any related depositor (a “Depositor”) is required under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to prepare and file a certification pursuant to Section 302 of the Sarbanes-Oxley Act, on or before March 15, 2004, and March 1 of each year thereafter, an officer of Countrywide shall execute prior to the filing deadline for such certification and deliver an Officer’s Certificate, in the form attached hereto as Exhibit F, to such Purchaser, Master Servicer, or Depositor, as the case may be, for the benefit of such entity.

(f)

Countrywide shall indemnify and hold harmless such Purchaser, Master Servicer, or Depositor, as the case may be (any such party, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by Countrywide or any of its officers, directors, or agents of its obligations under Section 8.07(e); provided, however, that Countrywide shall not be obligated to indemnify or hold harmless any Indemnified Party from or against  any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon the negligence, bad faith or willful misconduct of such Indemnified Party.

Section 8.08

Conflicts between Transaction Documents.

In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control.  In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control.

Section 8.09

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed within that state.

Section 8.10

Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

Section 8.11

Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser.  Except as specifically set forth in Section 8.07 above, the Purchaser may not assign this Agreement to any Person without Countrywide’s prior written consent, which consent shall not be unreasonably withheld.

Section 8.12

Confidentiality.

Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party’s consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

The Purchaser and Countrywide shall comply with any and all federal and state laws, rules, and regulations governing or relating to the confidentiality and security of “nonpublic personal information” (as such term is defined in the Gramm-Leach-Bliley Act ("GLBA")), including, without limitation, the GLBA.  The Purchaser and Countrywide shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of any "nonpublic personal information" that is disclosed in any manner or for any purpose to either party and that pertains to any "Customers" or "consumers" (as such terms are defined in GLBA) pertaining to the Mortgage Loans, (b) protect against any threats or hazards to the security and integrity of such “nonpublic personal information,” and (c) protect against any unauthorized access to or use of such “nonpublic personal information.”  Both parties represent and warrant that they have implemented appropriate measures to meet the objectives of Section 501(b) of the GLBA and of the applicable standards adopted pursuant thereto.  Upon request, and to the extent there is no violation of applicable laws or regulations, either party shall provide information to the other party, including, without limitation, any regulatory or supervising authorities, and allow the confirmation of the party’s satisfaction of its obligations as required under this Section.  Without limitation, such information may include audits, summaries of test results, and other equivalent evaluations.

Section 8.13

Solicitation of Mortgagors.

From and after the Closing Date, Countrywide hereby agrees that Countrywide will not take any action or permit or cause any action to be taken by any of their agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on Countrywide’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Countrywide may solicit any Mortgagor for whom Countrywide or it affiliates have received a request for verification of Mortgage, a request for demand for payoff, a Mortgagor-initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the Mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by Countrywide or any of their affiliates which (i) concern optional insurance products or other additional projects or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation nor is Countrywide prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.  Notwithstanding the foregoing, the following solicitations, if undertaken by Countrywide or any affiliate of Countrywide, shall not be prohibited:  (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to Mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by Countrywide or any affiliate of Countrywide.

Section 8.14

Relationship of the Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of Countrywide shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 8.15

Entire Agreement.

This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same.  Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation.  Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

COUNTRYWIDE HOME LOANS, INC.,

Countrywide

By:  :

Name: William C. Buell, VI

Title: Vice President

BANC OF AMERICA MORTGAGE CAPITAL CORPORATION,
the Purchaser

By:

Name:  Bruce W. Good

Title:  Vice President

EXHIBIT A

COLLATERAL DOCUMENTS

1.

Mortgage Note:  The original Mortgage Note (or, with respect to no more than one percent (1%) of the unpaid principal balance of the Mortgage Loans as of the related Cut-off Date, a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed “Pay to the order of _____________, without recourse” and signed in the name of Countrywide by an authorized officer (provided that, in the event that the Mortgage Loan was acquired by Countrywide in a merger, the signature must be in the following form: “Countrywide, successor by merger to [name of the predecessor]”; and in the event that the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the signature must be in the following form:  “Countrywide, formerly known as [previous name]”).

2.

Assignment of Mortgage: The original Assignment of Mortgage in blank for each Mortgage Loan (except for the insertion of the name of the assignee and recording information).  If the Mortgage Loan was acquired by Countrywide in a merger, the Assignment of Mortgage must be made by “[Countrywide], successor by merger to [name of the predecessor].”  If the Mortgage Loan was acquired or originated by Countrywide while doing business under another name, the Assignment of Mortgage must be by “Countrywide, formerly known as [previous name].”  Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgage Property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.  If the related Mortgage has been recoreded in the name of MERS or its designee, no Assignment of Mortgage will be required to be prepared or delivered.

3.

Guarantee:  The original or certified true copy of any guarantee executed in connection with the Mortgage Note, if any.

4.

Mortgage:  The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation.  In the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

5.

Modifications:  The originals or certified true copies of any documents sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6.

Intervening Assignments:  The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation.  Where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.

Loan Guaranty Certificate: The original Loan Guaranty Certificate, if applicable.

.

For each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

A.

the stock certificate;

B.

the stock power executed in blank;

C.

the executed proprietary lease;

D.

the executed recognition agreement;

E.

the executed assignment of recognition agreement;

F.

the executed UCC-1 financing statement with evidence of recording thereon; and

G.

the executed UCC-3 financing statement or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence or recording thereon (or in a form suitable for recordation).

EXHIBIT B

FORM OF PURCHASE CONFIRMATION

[COUNTRYWIDE LETTERHEAD]

[DATE]

Banc of America Mortgage Capital Corporation

Hearst Tower

NC1-027-21-04

214 North Tryon Street, 21st Floor

Charlotte, North Carolina 28255

Attention: Managing Director

Re:

Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)

Ladies and Gentlemen:

This purchase confirmation (the "Purchase Confirmation") between Countrywide Home Loans, Inc. (“Countrywide”) and [PURCHASER] ("Purchaser") sets forth our agreement pursuant to which Purchaser is purchasing, and Countrywide is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the “Mortgage Loans”).

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Master Mortgage Loan Purchase and Servicing Agreement dated as of [DATE], between Countrywide and Purchaser (as amended herein and otherwise, the “Agreement”).  By executing this Purchase Confirmation, each of Countrywide and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety.  In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary.  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.

Assignment and Conveyance of Mortgage Loans. Upon Purchaser’s payment of the Purchase Proceeds in accordance with Section 2.08 of the Agreement, Countrywide shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Agreement, all of the right, title and interest of Countrywide in and to the Mortgage Loans, excluding the servicing rights relating thereto.  Each Mortgage Loan shall be serviced by Countrywide pursuant to the terms of the Agreement.

2.

Defined Terms.  As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

a.  Closing Date: [DATE].

b.  Cut-off Date: [DATE].

c.  Cut-off Date Balance:

[d.  Index:  On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

e.  Missing Credit Documents: As set forth in Exhibit [B] hereto.

f.  Pending Mortgage Loans:  As set forth in Exhibit [C] hereto.]

g.  Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

h.  Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

3.

Description of Mortgage Loans.  Each Mortgage Loan complies with the specifications set forth below in all material respects.

a.  Loan Type: Each Mortgage Loan is a [Conventional] [Government] Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

b.  Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

c.  Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Countrywide’s credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Countrywide) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,	Agreed to and Accepted by:
COUNTRYWIDE HOME LOANS, INC. By: Name: William C. Buell VI Title: Vice President	BANC OF AMERICA MORTGAGE CAPITAL CORPORATION By: Name: Bruce Good Title: Vice President

EXHIBIT A

to

PURCHASE CONFIRMATION

MORTGAGE LOAN SCHEDULE

(attached)

EXHIBIT B

to

PURCHASE CONFIRMATION

CALCULATION OF PURCHASE PROCEEDS

(attached)

EXHIBIT C

to

PURCHASE CONFIRMATION

MISSING CREDIT DOCUMENTS

LOAN COUNT	LOAN NUMBER	DOCUMENT
1.
2.
3.
4.
5.

EXHIBIT D

to

PURCHASE CONFIRMATION

PENDING MORTGAGE LOANS

LOAN COUNT	LOAN NUMBER	DOCUMENT
1.
2.
3.
4.
5.

EXHIBIT C

FORM OF CUSTODIAL AGREEMENT

[Attached hereto]

[Draft to be circulated separately]

EXHIBIT D

FORM OF TRADE CONFIRMATION

[COUNTRYWIDE LETTERHEAD]

[DATE]

Banc of America Mortgage Capital Corporation

Hearst Tower

NC1-027-21-04

214 North Tryon Street, 21st Floor

Charlotte, North Carolina 28255

Attention: Managing Director

Re:

Sale of $[AMOUNT] Million of Mortgage Loans to [PURCHASER]

(Deal No. yrmm-xxx)

Ladies and Gentlemen:

This Trade Confirmation confirms the agreement between [PURCHASER] ("Purchaser") and Countrywide Home Loans, Inc. (“Countrywide") pursuant to which Purchaser has agreed to purchase, and Countrywide has agreed to sell, those certain mortgage loans [identified][summarized] in Exhibit A hereto (the “Mortgage Loans”), subject to the terms set forth herein.

Closing Date:

_________ __, [year][, provided, however, that the parties shall use their best efforts to consummate the transaction prior to [DATE].

Commitment Amount:

$______________.

Purchase Price:

$______________.

Percentage:

____%, subject to adjustment as set forth in Exhibit A. [Loan-level pricing as set forth in Exhibit A.]

Product:

[Jumbo][“A”][A-“][“Alt A”] [Sub-prime] [Conforming] [Conventional] [Government] [Second Lien/HELOC] [[fixed][(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

Underwriting Guidelines:

Attached hereto as Exhibit B.

Servicing Rights:

RETAINED: Retained by Countrywide and serviced on a [scheduled/scheduled] [actual/actual] [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each Mortgage Loan]]. [ With respect to the period prior to the initial Interest Adjustment Date, 0.25% and, thereafter, 0.375%].

Prepayment Penalties:

[Countrywide] [Purchaser] shall be entitled to any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

Documentation:

[Assignment of a [type of agreement]] [Industry standard purchase and servicing agreement.]

Conditions:

[Review of Mortgage Loans by Purchaser to confirm conformance with this Trade Confirmation.  Countrywide may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by Purchaser pursuant to the preceding sentence.]

[Countrywide’s sale of the Mortgage Loans is expressly subject to (a) the review of the Mortgage Loans by Purchaser to confirm conformance with the Trade Confirmation, and (b) purchase of the Mortgage Loans by Countrywide on or before the Closing Date from the current owner of the Mortgage Loans (the “Current Owner”). If either of the foregoing conditions are not satisfied, Countrywide shall have no liability to Purchaser.]

Non-Circumvent:

Countrywide and Purchaser understand and agree that Countrywide may introduce the owner of the Mortgage Loans to Purchaser, that the Current Owner is a customer of Countrywide and that such relationship of Countrywide is confidential.  Purchaser agrees, with respect to the Current Owner, Purchaser will not, for the purpose of purchasing other mortgage loans [for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless the Purchaser has had previous business dealings (other than any transactions involving Countrywide) with the Current Owner in a similar context.

Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,	Agreed to and Accepted by:
COUNTRYWIDE HOME LOANS, INC. By: Name: William C. Buell VI Title: Executive Vice President	BANC OF AMERICA MORTGAGE CAPITAL CORPORATION By: Name: Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION

(attached)

EXHIBIT B

UNDERWRITING GUIDELINES

(attached)

EXHIBIT E

FORM OF MORTGAGE LOAN SCHEDULE

EXHIBIT F

FORM OF SEC CERTIFICATION

I, [identify the senior officer in charge of servicing], certify [to [name of depositor] (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification,] that:

(a)

I have reviewed the information required to be delivered to the trustee by the servicer pursuant to the pooling and servicing agreement (the “Servicing Information”);

(b)

Based on my knowledge, the Servicing Information, taken as a whole, does not contain erroneous or incomplete information required to be provided to the trustee by the servicer under the pooling and servicing agreement;

(c)

Based on my knowledge, the Servicing Information required to be provided to the trustee by the servicer under the pooling and servicing agreement has been provided to the trustee;

(d)

I am responsible for reviewing the activities performed by the servicer under the pooling and servicing agreement and based upon the review required under the pooling and servicing agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the pooling and servicing agreement; and

(e)

I have disclosed to [the Depositor’s certificate public accountants][the servicer’s certified public accountants] all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.

Date:

[Signature]

[Title]

EXHIBIT C-2

SWSA

Lehman Brothers Bank, FSB,

Purchaser

and

Countrywide Home Loans, Inc.,

Company

FLOW SELLER’S WARRANTIES AND SERVICING AGREEMENT

Dated as of June 1, 2004

Conventional Residential Fixed Rate Mortgage Loans

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files;

Maintenance of Servicing Files.

12

Section 2.02

Books and Records; Transfers of Mortgage Loans.

13

Section 2.03

Delivery of Documents.

14

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 3.01

Company Representations and Warranties.

15

Section 3.02

Representations and Warranties Regarding Individual Mortgage Loans.

17

Section 3.03

Remedies for Breach of Representations and Warranties.

27

Section 3.04

Indemnification.

29

Section 3.05

Restrictions and Requirements Applicable in the Event
that a Mortgage Loan is Acquired by a REMIC.

30

Section 3.06

Review of Mortgage Loans

31

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01

Company to Act as Servicer.

31

Section 4.02

Liquidation of Mortgage Loans.

33

Section 4.03

Collection of Mortgage Loan Payments.

34

Section 4.04

Establishment of and Deposits to Custodial Account.

34

Section 4.05

Permitted Withdrawals From Custodial Account.

36

Section 4.06

Establishment of and Deposits to Escrow Account.

37

Section 4.07

Permitted Withdrawals From Escrow Account.

38

Section 4.08

Payment of Taxes, Insurance and Other Charges.

38

Section 4.09

Protection of Accounts.

39

Section 4.10

Maintenance of Hazard Insurance.

39

Section 4.11

Maintenance of Mortgage Impairment Insurance.

41

Section 4.12

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

41

Section 4.13

Inspections.

42

Section 4.14

Restoration of Mortgaged Property.

42

Section 4.15

Maintenance of LPMI Policy; Claims.

42

Section 4.16

Title, Management and Disposition of REO Property.

43

Section 4.17

Real Estate Owned Reports.

44

Section 4.18

Liquidation Reports.

45

Section 4.19

Reports of Foreclosures and Abandonments of Mortgaged Property.

45

Section 4.20

Credit Reporting

45

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01

Remittances.

45

Section 5.02

Statements to Purchaser.

46

Section 5.03

Monthly Advances by Company.

46

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01

Transfers of Mortgaged Property.

47

Section 6.02

Satisfaction of Mortgages and Release of Mortgage Files.

47

Section 6.03

Servicing Compensation.

48

Section 6.04

Annual Statement as to Compliance.

48

Section 6.05

Annual Independent Public Accountants’ Servicing Report.

48

Section 6.06

Right to Examine Company Records.

49

Section 6.07

Appointment and Designation of Master Servicer.

49

ARTICLE VII

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01

Removal of Mortgage Loans from Inclusion Under this Agreement

Upon an Agency Transfer, or a Pass-Through Transfer on One or More

Reconstitution Dates.

49

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01

Provision of Information.

52

Section 8.02

Financial Statements; Servicing Facility.

52

ARTICLE IX

THE COMPANY

Section 9.01

Indemnification; Third Party Claims.

53

Section 9.02

Merger or Consolidation of the Company.

53

Section 9.03

Limitation on Liability of Company and Others.

53

Section 9.04

Limitation on Resignation and Assignment by Company.

54

ARTICLE X

DEFAULT

Section 10.01

Events of Default.

55

Section 10.02

Waiver of Defaults.

56

ARTICLE XI

TERMINATION

Section 11.01

Termination.

57

Section 11.02

Termination Without Cause.

57

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Successor to Company.

57

Section 12.02

Amendment.

58

Section 12.03

Governing Law.

58

Section 12.04

Duration of Agreement.

58

Section 12.05

Notices.

58

Section 12.06

Severability of Provisions.

59

Section 12.07

Relationship of Parties.

59

Section 12.08

Execution; Successors and Assigns.

59

Section 12.09

Recordation of Assignments of Mortgage.

59

Section 12.10

Assignment by Purchaser.

60

Section 12.11

No Personal Solicitation.

60

EXHIBITS

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

EXHIBIT C

MORTGAGE LOAN DOCUMENTS

EXHIBIT D-1

FORM OF CUSTODIAL ACCOUNT
CERTIFICATION

EXHIBIT D-2

FORM OF CUSTODIAL ACCOUNT
LETTER AGREEMENT

EXHIBIT E-1

FORM OF ESCROW ACCOUNT CERTIFICATION

EXHIBIT E-2

FORM OF ESCROW ACCOUNT
LETTER AGREEMENT

EXHIBIT F

RESERVED

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

EXHIBIT H

RESERVED

EXHIBIT I

FORM OF ASSIGNMENT AND CONVEYANCE

This is a Flow Seller’s Warranties and Servicing Agreement for conventional residential first lien mortgage loans, dated and effective as of June 1, 2004, and is executed between Lehman Brothers Bank, FSB, as purchaser (the “Purchaser”), and Countrywide Home Loans, Inc., as seller and servicer (the “Company”).

W I T N E S S E T H:

WHEREAS, from time to time, the Purchaser has agreed to purchase from the Company and, from to time, the Company has agreed to sell to the Purchaser certain Mortgage Loans (excluding the right to service the Mortgage Loans which the Company expressly retains), which shall be delivered as a pool of whole loans;

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan:  A Mortgage Loan purchased pursuant to this Agreement, the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

Agency Transfer:  The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as “servicer thereunder”.

Agreement:  This Flow Seller’s Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Approved Flood Certification Provider:  Any provider acceptable to Fannie Mae or Freddie Mac.

Assignment and Conveyance: An Assignment and Conveyance in the form of Exhibit I hereto dated as of the related Closing Date, by and between the Company and the Purchaser.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF:  The Bank Insurance Fund, or any successor thereto.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Texas, or California are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Assignment and Conveyance on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

Combined Loan-to-Value Ratio or CLTV:  With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related first lien as of the date of origination of the Mortgage Loan, divided by the lower of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Company:  Countrywide Home Loans Inc., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: That certain Custodial Agreement, dated as of September 1, 1999 by and between the Purchaser and U.S. Bank Trust National Association, as amended.

Custodian:  The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Mortgage Loan Schedule.

Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Determination Date:  The 15th day (or if such 15th day is not a Business Day, the Business Day immediately following such 15th day) of the month of the related Remittance Date.

Disqualified Organization:  An organization defined as such in Section 860E(e) of the Code.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.;

(iii)

investments and securities otherwise acceptable to Fannie Mae and Freddie Mac.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, if applicable, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FICO Score: A statistical credit score obtained by mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness.

Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

Index:  The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan:  A Mortgage Loan that requires payments of interest only during its term and the entire original principal balance at maturity, and that does not amortize during its term.

Interest Rate Adjustment Date:  With respect to each Adjustable Rate Mortgage Loan, the date as specified in the related Mortgage Note with respect to the initial Interest Rate Adjustment Date, or the related Mortgage Loan Schedule, with respect to subsequent Interest Rate Adjustment Dates.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

LPMI Loan:

A Mortgage Loan with a LPMI Policy.

LPMI Policy:

A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Company of the related Mortgage Loan from payments of interest made by the Mortgagor.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Monthly Advance:  The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Exhibit B hereto.

Mortgage Loan Package:  A pool of Mortgage Loans sold to the Purchaser by the Company on a Closing Date.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed to the Assignment and Conveyance, each such schedule setting forth the information delineated in Exhibit A, with respect to each Mortgage Loan.  With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:  (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Officer’s Certificate:  A certificate signed by (a) an assistant Vice President or higher ranking officer and (b) by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as “servicer” (with or without a master servicer) thereunder.

Periodic Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI:  PMI Mortgage Insurance Co., or any successor thereto.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in the “Money Rates” section of The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The second day of the month preceding the month in which the related Remittance Date occurs through the first day of the month in which the related Remittance Date occurs.

Purchase Price and Terms Letter:  With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Company and the Purchaser.

Purchaser:  Lehman Brothers Bank, FSB or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualified Depository:  A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor’s Corporation.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) have a Lifetime Rate Cap not less than that of the Deleted Mortgage Loan; (vi) have a Periodic Rate Cap not less than that of the Deleted Mortgage Loan; (vii) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (viii) be a REMIC Eligible Mortgage Loan.

Rating Agency:  Any of Fitch, Moody’s or Standard & Poor’s or their respective successors.

Reconstitution: A Pass-Through Transfer, a Whole Loan Transfer or an Agency Transfer.

Reconstitution Agreements:  The agreement or agreements entered into by the Purchaser, the Company, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers’ & Servicers’ Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee due the Company in accordance with this Agreement. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Company with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Company (giving due regard to any rating or master servicing requirements), shall not materially increase the Company’s obligations or materially diminish the Company’s rights under this Agreement, and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement as of the related Closing Date, unless otherwise mutually agreed by the parties.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company’s servicing responsibilities shall cease under this Agreement (but not its obligations as Company and originator for representations made as of the related Closing Date hereunder or its servicing obligations prior to the Reconstitution Date) with respect to the related transferred Mortgage Loans.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Documents:  The document or documents creating and governing the administration of a REMIC.

REMIC Eligible Mortgage Loan:  A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase plus (iii) any costs and damages incurred by the Purchaser or trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law plus (iv) all reasonable costs and expenses incurred by the Purchaser in the enforcement of the Company’s repurchase obligation hereunder.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property, (d) in connection with the liquidation of a Mortgage Loan, any expenditures relating to the purchase or maintenance of any Superior Lien pursuant to Section 4.21 hereof,  and (e) compliance with the obligations under Section 4.08.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  With respect to each Mortgage Loan and each Mortgage Loan Package, the Servicing Fee Rate set forth in the related Assignment and Conveyance.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit B the originals of which are delivered to the Custodian pursuant to Section 2.01.

Servicing LP:  Countrywide Home Loans Servicing LP, or any successor thereto

Servicing Officer:  Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer:  Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement:  An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

Tax Returns:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the certificate holders under a REMIC or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Underwriting Guidelines:  The applicable underwriting guidelines of the Company attached to the related Assignment and Conveyance.

Whole Loan Transfer:  The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller’s warranties and servicing agreement or a participation and servicing agreement, retaining the Company as “servicer” thereunder.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

The Company, on the related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, on a servicing retained basis, all the right, title and interest of the Company in and to the Mortgage Loans in the related Mortgage Loan Package, and Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.  Pursuant to Section 2.03, the Company shall deliver the Mortgage Loan Documents for each Mortgage Loan to the Custodian prior to the related Closing Date.

The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03, 3.06, or 6.02.

Section 2.02

Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless (a) such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company, or (b) the transferee is an affiliate of the Purchaser, a depositor, a trustee or any other appropriate party in a Pass-through Transfer and (ii) in no event shall there be more than five Persons at any given time having the status of “Purchaser” hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.03

 Delivery of Documents.

On or before the date which is agreed upon by the Purchaser and the Company in the Purchase Price and Terms Letter, the Company shall deliver to the Custodian in escrow for the benefit of the Seller, those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package.

On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. Purchaser shall pay all fees and expenses of the Custodian.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within two weeks of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation.

In the event an Officer’s Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 270 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the Company shall not be in breach of this Agreement due to a delay caused by the recording office.

The Company shall deliver the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to the Purchaser on a best efforts basis, within 3 Business Days prior to the related Closing Date but in no event later than the date 2 Business Days prior to the related Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 3.01

Company Representations and Warranties.

The Company represents and warrants to the Purchaser that as of each Closing Date:

(a)

Due Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)

Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)

No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)

Ability to Service.  The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)

Reasonable Servicing Fee.  The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(f)

Ability to Perform.  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g)

No Litigation Pending.  There is no action, suit, proceeding or investigation pending or to the best of the Company’s knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, prospects, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)

No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(i)

Selection Process.  The Mortgage Loans were selected from among the one- to four-family mortgage loans in the Company’s portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)

Pool Characteristics. The Mortgage Loans in the related Mortgage Loan Package have the characteristics as set forth on Exhibit 2 to the related Assignment and Conveyance.

(k)

No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(l)

Sale Treatment.  The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(m)

Financial Statements. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s most recent financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(n)

No Brokers’ Fees.  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(o)

Origination.  The Company’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company’s Underwriting Guidelines, and is in no way made as a result of  Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

(p)

MERS.  The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

Section 3.02

Representations and Warranties Regarding Individual Mortgage Loans.

With respect to each Mortgage Loan, or the Mortgage Loans in a Mortgage Loan Package the aggregate, as applicable, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date on which such Mortgage Loan is sold:

(a)

Mortgage Loans as Described.  The information set forth in each Mortgage Loan Schedule is complete, true and correct;

(b)

Payments Current.  All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the Mortgage Loan has been delinquent thirty days or more at any time in the twelve months prior to the related Cut-off Date;

(c)

No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)

Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related LPMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related LPMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)

No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor (a) was a debtor in any state or federal bankruptcy or insolvency proceeding or (b) had a foreclosure proceeding commenced again him, in each case, at the time the Mortgage Loan was originated or in the twelve months preceding the related origination date.

(f)

Hazard Insurance.  Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.10. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor’s or any Subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(g)

Compliance with Applicable Laws. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to all applicable predatory and abusive lending laws and any and all requirements of any federal, state or local law (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws) applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements.

(h)

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(i)

Location and Type of Mortgaged Property.  The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, two-to-four family dwelling, an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Company’s Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, a manufactured dwelling, a modular home or rural property. No portion of the Mortgaged Property is used for commercial purposes;

(j)

Valid Lien. The Mortgage is a valid, subsisting enforceable and perfected first lien and first priority security interest on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

(k)

Validity of Mortgage Documents.  The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(l)

Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)

Ownership.  The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(n)

Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(o)

Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the second priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(p)

No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(q)

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(r)

Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(s)

Origination: Payment Terms.  At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority or a Fannie Mae or Freddie Mac approved mortgagee.  The Mortgage Interest Rate is as set forth in the related Mortgage Note.  As stated in the related Mortgage Note, the Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, subject to the Periodic Rate Cap.  Except with respect to Interest Only Mortgage Loans, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.  Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month.  The Mortgage Loan by its original terms or any modification thereof, does not provide for amortization beyond its scheduled maturity;

(t)

Customary Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(u)

Conformance with Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Company’s Underwriting Guidelines in effect at the time the Mortgage Loan was originated;

(v)

Occupancy of the Mortgaged Property.  As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(w)

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(x)

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchasers to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(y)

Acceptable Investment.  The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(z)

Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

(aa)

Condominiums/Planned Unit Developments.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Company’s Underwriting Guidelines with respect to such condominium or planned unit development;

(bb)

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(cc)

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

(dd)

No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ee)

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(ff)

Mortgaged Property Undamaged.  There is no proceeding pending or, to the best of the Company’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(gg)

Collection Practices; Escrow Deposits.  The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note.  With respect to escrow deposits and Escrow Payments, any interest required to be paid pursuant to state and local law has been properly paid and credited;

(hh)

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae, Freddie Mac or Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ii)

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(jj)

Environmental Matters.  As of the origination date and to the best of the Company’s knowledge as of the Closing Date, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. At the time of origination and to the best of the Company’s knowledge as of the related Closing Date, there is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(kk)

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(ll)

Insurance. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(mm)

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.

(nn)

Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “predatory” or “covered” loans or “High Cost Home Loans” under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(oo)

Georgia Loans. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(pp)

Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans.

(qq)

Single Premium Credit Life Insurance.  No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit.  No Mortgagor obtained a single-premium credit life insurance policy in connection with the origination of the Mortgage Loan;

(rr)

Tax Service Contract.  The Company has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(ss)

Flood Certification Contract. The Company has obtained a life of loan, transferable flood certification contract with a Approved Flood Certification Provider for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(tt)

FICO Scores. Except as set forth in the Underwriting Guidelines, each Mortgage Loan has a non-zero FICO score;

(uu)

Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable, and each prepayment penalty in permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

(vv)

Recordation.  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

(ww)

Compliance with Anti-Money Laundering Laws.   The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(xx)

Credit Reporting. For each Mortgage Loan, the Company or its designee has accurately and fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories:  Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis.  Prior to the Closing Date, the Company shall have transmitted full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19, and, for each Mortgage Loan, prior to the related Closing Date, the Company shall have reported one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(yy)

Reserved;

(zz)

Origination: No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to the origination or servicing of a Mortgage Loan has taken place on the part of the Company or, to the best of the Company’s knowledge, any person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan;

(aaa)

Qualified Mortgage.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(bbb)

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan

(ccc)

Higher Cost Products.  No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Company or, to the best of Company’s knowledge, a third party originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Company or, to the best of Company’s knowledge, a third party originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(ddd)

Texas Home Equity Loans.  With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with.  Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution; and

(eee)

Mortgagor Disclosure.  All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.  The Company shall maintain in the Mortgage File all statements related to any points, fees and charges assessed to the Mortgagor including but not limited to GFE, HUD Settlement Statement, TIL, or any such other disclosure document required by any law applicable to the origination of the Mortgage Loan.

Section 3.03

Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the other.

With respect to those representations and warranties in Section 3.02, except for (zz), which are made to the best of the Company’s knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser’s option and subject to Section 3.05, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser’s option and subject to Section 3.05, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

Section 3.04

Indemnification.

The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related any assertion based on, grounded upon resulting from a Breach of any of the Company’s representations and warranties contained herein.  The provisions of this Section 3.04 shall survive termination of this Agreement.

It is understood and agreed that the obligations of the Company set forth in Sections 3.03 and 3.04 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

Section 3.05

Restrictions and Requirements Applicable in the Event
that a Mortgage Loan is Acquired by a REMIC.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

(A)

Repurchase of Mortgage Loans.

With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Subsection 3.03, shall be made, unless, if so required by the applicable REMIC Documents, the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

(B)

General Servicing Obligations.

The Company shall sell any REO Property within two years after its acquisition by the REMIC unless (i) the Company applies for an extension of such two-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such two year period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

(C)

Additional Covenants.

In addition to the provision set forth in this Section 3.05, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 3.06

Review of Mortgage Loans.

The review of the Mortgage Loans shall be conducted pursuant to the applicable provisions of the related Purchase Price and Terms Letter at the Company’s offices or such other location mutually agreed upon by the parties, for the purpose of determining whether each Mortgage Loan conforms in all material respects to the applicable terms contained in the related Purchase Price and Terms Letter, which determination shall be made in the Purchaser’s reasonable and good faith discretion.

Without limiting the generality of the foregoing, in the event that the Purchaser rejects Mortgage Loans comprising more than ten percent (10%) of the related Mortgage Loan Package (as measured by unpaid principal balance), provided, however, a rejection of a Mortgage Loan for credit deficiencies shall not be considered in the calculation of the ten percent (10%), the Company may, in its sole discretion, rescind its offer to sell any of the Mortgage Loans related the such Mortgage Loan Package to the Purchaser and the Company shall have no liability therefor.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01

Company to Act as Servicer.

The Company shall service and administer the Mortgage Loans from the related Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no rights, obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02

Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related LPMI Policy, if applicable. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser or its designee in writing of the Company’s intention to do so.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser or its designee otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Company shall promptly provide the Purchaser or its designee with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser or its designee shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser or its designee directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser or its designee directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03

Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04

Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Countrywide Home Loans Inc. in trust for the Purchaser of Conventional Residential Conventional Residential Mortgage Loans, and various Mortgagors”. The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee):

(i)

all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)

all Liquidation Proceeds;

(iv)

all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10, Section 4.11, Section 4.14 and Section 4.15;

(v)

all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)

any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.03, 6.01 or 6.02;

(vii)

any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)

with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company’s own funds, without reimbursement therefore, which, in the aggregate, for any month, shall not exceed one twelfth of 0.50% of the outstanding principal balance of the Mortgage Loans;

(ix)

any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(x)

any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties, assumption fees, and other ancillary fees need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05

Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)

to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)

to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)

to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

(iv)  to pay itself interest on funds deposited in the Custodial Account;

(v)  to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

(vi)  to pay LPMI Fees in accordance with Section 4.15 hereof;

(vii)  to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(viii)  to clear and terminate the Custodial Account upon the termination of this Agreement; and

(ix)  to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06

Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Countrywide Home Loans Inc., in trust for the Purchaser of Conventional Residential Mortgage Loans, and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein:

(i)  all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)  all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07

Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)  to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)  to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)  for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)  for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)  to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)  to withdraw funds deposited in error.

Section 4.08

Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of LPMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09

Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Upon any such transfer, the Company shall promptly notify the Purchaser and deliver to the Purchaser a Custodial Account Certification or Escrow Account Certification (as applicable) in the form of Exhibit D-1 or E-1 to this Agreement.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

Section 4.10

Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11

Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 4.12

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy.

Section 4.13

Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14

Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)  the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)  the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)  the Company shall verify that the Mortgage Loan is not in default; and

(iv)  pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Custodial Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15

Maintenance of LPMI Policy; Claims.

With respect to LPMI Loans, maintain in full force and effect an LPMI Policy, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy.  Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 4.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such LPMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(b)

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any LPMI Policy in a timely fashion in accordance with the terms of such LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

(c)

Purchaser, in its sole discretion, at any time, may (i) either obtain an additional LPMI Policy on any Mortgage Loan which already has a LPMI Policy in place, or (ii) obtain a LPMI Policy for any Mortgage Loan which does not already have a LPMI Policy in place.  In any event, the Company agrees to administer such LPMI Policies in accordance with the Agreement or any Reconstitution Agreement.

Section 4.16

Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser or its designee.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17

Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18

Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19

Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report to the Purchaser such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 4.20

Credit Reporting

For each Mortgage Loan, the Company shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories:  Equifax Credit Information Services, Inc., TransUnion, LLC and Experian Information Solution, Inc. on a monthly basis.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01

Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02

Statements to Purchaser.

Not later than the 10th day of each calendar month, the Company shall furnish to the Purchaser or its designee (a) a Monthly Remittance Advice, with a trial balance report as to the Due Period in the month of remittance, and (b) a monthly default report as to the preceding calendar month, in each case, (i) by electronic medium, and (ii) in a form, mutually acceptable to the parties.

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03

Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, either (a) the Company shall deposit in the Custodial Account from its own funds or (b) if funds are on deposit in the Custodial Account which are not required to be remitted on the related Remittance Date, the Company may make an appropriate entry in its records that such funds shall be applied toward the related Monthly Advance (provided, that any funds so applied shall be replaced by the Company no later than the Business Day immediately preceding the next Remittance Date), in each case, in an aggregate amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

 In no event shall the Company be obligated to make an advance under this section 5.03 if at the time of such advance it deems such advance to be non-recoverable.  The Company shall promptly deliver an officer’s certificate to the Purchaser upon determining that any advance is non-recoverable.  In the event that upon liquidation of the Mortgage Loan, the Liquidation Proceeds are insufficient to reimburse the Company for any Monthly Advances, the Company shall notify the Purchaser of such shortfall by registered mail with sufficient supporting documentation.  The Purchaser shall respond to the Company within 60 days of receipt of such request.  In the event that the Purchaser fails to respond within 60 days, the Company shall have the right to deduct such shortfall from the next remittance to be paid to the Purchaser.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01

Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related  LPMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, it will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the Underwriting Guidelines for approving the credit of the proposed transferee. If the credit of the proposed transferee does not meet such Underwriting Guidelines, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02

Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.  In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03

Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, late payment charges, and prepayment penalties, shall be retained by the Company. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04

Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before March 15 each year beginning March 15, 2004, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05

Annual Independent Public Accountants’ Servicing Report.

On or before March 15th of each year beginning March 15, 2004, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.06

Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice at the sole cost and expense of the Purchaser.

Section 6.07

Appointment and Designation of Master Servicer.

The Purchaser hereby appoints and designates Aurora Loan Services, Inc. as its master servicer (the “Master Servicer”) for the Mortgage Loans subject to this Agreement.  The Company is hereby authorized and instructed to take any and all instructions with respect to servicing the Mortgage Loans hereunder as if the Master Servicer were the Purchaser hereunder.  The authorization and instruction set forth herein shall remain in effect until such time as the Company shall receive written instruction from the Purchaser that such authorization and instruction is terminated.

ARTICLE VII

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01

Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

The Purchaser and the Company agree that with respect to any Pass-Through Transfer, Whole Loan Transfer or Agency Transfers, as applicable, the Company shall cooperate with the Purchaser in effecting such transfers and shall negotiate in good faith and execute any Reconstitution Agreement required to effectuate the foregoing, provided that such Reconstitution Agreement shall be reasonably acceptable to the Company, shall not materially increase the Company’s obligations or liabilities hereunder, nor diminish any of the Company’s rights and remedies, and provide to any master servicer or the trustee, as applicable, and/or the Purchaser any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser, trustee or a master servicer shall reasonably request as to the related Mortgage Loans.  Purchaser shall reimburse Company for any and all costs or expenses incurred by Company in complying with such requests for information for which the Company shall, if requested by the Purchaser, provide indemnification through an indemnification agreement or otherwise; provided, however, each Purchaser and depositor shall indemnify the Company and its subsidiaries and affiliates for all information not specifically provided by the Company for inclusion in any disclosure statement.  Such information may be included in any disclosure document prepared in connection with the Pass-Through Transfer, Whole Loan Transfer or Agency Transfer, as applicable.  The Company shall execute any Reconstitution Agreements required within a reasonable period of time after receipt of such agreements which time shall not exceed ten (10) Business Days from the date of receipt of such Reconstitution Agreement.

Nothing in this Section 7.01 shall be deemed to materially increase the Company’s obligations or liabilities under this Agreement.

Any Reconstitution Agreement may require the Company to remit premium payments with respect to any LPMI Policy or “pool insurance policy” to the related insurer;

(a)

With respect to each Pass-Through Transfer, Whole Loan Transfer or Agency Transfer entered into by the Purchaser, the Company agrees:

(i)

to cooperate reasonably with the Purchaser, Fannie Mae, Freddie Mac, the trustee or a third party purchaser and any prospective purchaser, at the Purchaser’s expense, with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, Fannie Mae, Freddie Mac, bond insurers, guarantors, loss mitigation or credit risk management advisors and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information contained in the Mortgage Loan Schedule including any diskette or other related data tapes provided as reasonably requested by such purchasers;

(ii)

 to negotiate and execute one or more loss mitigation advisory or credit risk management agreements between the Company and any loss mitigation or credit risk management advisor designated by the Purchaser in its sole discretion;

(iii)

 to deliver to the Purchaser and to any Person designated by the Purchaser (a) specifically for inclusion in any prospectus or other offering material such publicly available information regarding the Company, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Purchaser, (b) any similar non-public, unaudited financial information (which the Purchaser may, at its option and at its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Company is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements contained in such information specifically provided for inclusion in a prospectus or other offering material, and if such indemnification from the Company is provided, the Purchaser shall indemnify the Company and its affiliates for material misstatements contained in such prospectus or offering material that was not specifically provided by the Company for inclusion in such prospectus or offering material, and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Company pursuant to clause (a) above as shall be reasonably requested by the Purchaser; and

(iv)

 to provide, on an ongoing basis from information obtained through its servicing of the Mortgage Loans, any information necessary to enable the “tax matters person” for any REMIC in a Pass-Through Transfer, including any master servicer or trustee acting in such capacity, to perform its obligations in accordance with applicable law and customary secondary mortgage market standards for securitized transactions.

(b)

The Company shall provide to the Purchaser or issuer, as the case may be, and any other participants in such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, (i) any and all information with respect to itself, its servicing portfolio or the Mortgage Loans and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand and (ii) such additional corporate representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of officers of the Company as are reasonably believed necessary in connection with such transactions, including but not limited to the delivery to the party filing the certificate pursuant to Section 302 of the Sarbanes Oxley Act of 2002, as amended, and any regulations promulgated thereunder (collectively, the “Sarbanes Act”) of certificates or other related information, no later than March 15th of the applicable year and such other times as may be required under the Sarbanes Act, from time to time, upon reasonable demand and notice to the Company.  The Company shall indemnify and hold harmless such party filing the certificate pursuant to Section 302 of the Sarbanes Act (the “Beneficiary”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of a breach by the Company of its obligations delineated in this paragraph; provided, however, that the Company shall not be obligated to indemnify or hold harmless the Beneficiary from or against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of the negligence, bad faith or willful misconduct of the Beneficiary.

(c)

To the extent required by the applicable Reconstitution Agreements or otherwise requested by the Purchaser in connection with a Reconstitution, the Company shall prepare Assignments of Mortgage in form and substance acceptable to Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Reconstitution.  The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, upon the Company’s receipt thereof.  The Purchaser shall pay all fees associated with the preparation, recording and tracking of such Assignments of Mortgage.

All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Purchaser pursuant to Section 7.03 below with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

(d)

If required at any time by the Rating Agencies, Purchaser or successor Purchaser in connection with any Agency Transfer, Pass-Through Transfer or Whole Loan Transfer, the Company shall deliver such additional documents from its Mortgage File within 10 days to the Custodian, successor Purchaser or other designee of the Purchaser as the Rating Agencies, Purchaser or successor Purchaser may require.

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01

Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.  Purchaser shall pay any costs related to any special reports.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02

Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.  Unless requested by the Purchaser, the Company shall not be required to deliver any documents which are publicly available on EDGAR.

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company’s servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE IX

THE COMPANY

Section 9.01

Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement, and/or (b) comply with applicable law. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement, and/or (b) comply with applicable law.

Section 9.02

Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the FDIC through the BIF or the SAIF, and (iii) which is a Fannie Mae and Freddie Mac-approved company in good standing.

Section 9.03

Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 9.04

Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser; provided, however, notwithstanding any of the foregoing or any other provision in this Agreement, the Company may assign its right and obligations hereunder to Servicing LP or any entity that is directly or indirectly owned or controlled by the Company and the Company guarantees the performance by Servicing LP or such entity of all obligations hereunder.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE X

DEFAULT

Section 10.01

Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i)  any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii)  failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii)  the Company fails to be in compliance with the “doing business” or licensing laws of any jurisdiction which noncompliance materially and adversely affects the Company’s ability to service the Mortgage Loans in compliance with the terms of this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)  the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)  the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)  the Company ceases to meet the qualifications of Fannie Mae or Freddie Mac lender; or

(viii)  the Company fails to maintain a minimum net worth of $25,000,000; or

(ix)  the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  Notwithstanding the foregoing, with respect to the Event of Default delineated in (iii) above, the Purchaser may terminate all the rights and obligations of the Company under this Agreement solely with respect to the Mortgage Loans affected by such Event of Default.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02

Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01

Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02

Termination Without Cause.

The Purchaser may terminate, after providing 30 days’ written notice, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 2.00% of the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 or pursuant to Section 11.02 after the 30 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03, 3.04, and 3.06, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, 3.04, and 3.06 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02

Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 12.03

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.04

Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)  if to the Company:

Countrywide Home Loans Inc.,

4500 Park Grenada

Calabasas, CA 91302

Attention:  Celia Coulter

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(ii)  if to Purchaser:

Lehman Brothers Bank, FSB

745 Seventh Avenue, 8th Floor

New York, New York 10019

Attention: Contract Finance

Section 12.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07

Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08

Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09

Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option accordance with Section 14 of the Purchase Agreement.

Section 12.10

Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by (i) executing an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto or (ii) in connection with a Pass-Through Transfer, through any related Reconstitution Agreement or assignment agreement with an affiliate of the Purchaser, a depositor, a trustee or any other appropriate party in such Pass-Through Transfer. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption to the extent provided in the Assignment and Assumption Agreement or Reconstitution Agreement or other assignment agreement in a Pass-Through Transfer. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11

No Personal Solicitation.

From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Company may solicit any Mortgagor for whom the Company has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Company or any of its affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.11 nor is the Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.  Notwithstanding the foregoing, the following solicitations, if undertaken by the Company or any affiliate of the Company, shall not be prohibited under this Section 12.11: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements; (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to Mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

By:

Name:

Title:

COUNTRYWIDE HOME LOANS, INC.

By:

Name:  Celia Coulter

Title:  Executive Vice President

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the __ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of Lehman Brothers Bank, FSB, the federal savings association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF

)

) ss.:

COUNTY OF

)

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Countrywide Home Loans, Inc. the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT A

MORTGAGE LOAN SCHEDULE

(1)

the Seller’s Mortgage Loan identifying number;

(2)

the Mortgagor’s and Co-Mortgagor’s (if applicable) names;

(3)

the street address of the Mortgaged Property, including the city, state, zip code, county;

(4)

a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property;

(5)

a code indicating the loan is a fixed rate or adjustable rate Mortgage Loan (to be provided in accordance with Standard and Poor’s loan type requirements-Field 14);

(6)

Product Description (to be provided in accordance with Standard and Poor’s description categories-Field 7);

(7)

a code indicating the lien status of the Mortgage Loan;

(8)

the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(9)

the Loan to Value Ratio at origination;

(10)

the combined Loan to Value Ratio at origination;

(11)

the Mortgage Interest Rate as of the Cut-off Date;

(12)

the Payment and Rate Adjustment Frequencies (if applicable);

(13)

the Index (if applicable);

(14)

the initial Interest Rate Adjustment Date (if applicable);

(15)

the initial Payment Adjustment Date (if applicable);

(16)

the next Interest Rate Adjustment Date (if applicable);

(17)

the next Payment Adjustment Date (if applicable);

(18)

the Gross Margin (if applicable);

(19)

the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);

(20)

a code indicating Interest Only Loans (Y/N);

(21)

the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);

(22)

the Mortgage Interest Rate adjustment cap at the initial Interest Rate Adjustment Date (if applicable);

(23)

the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate Adjustment Dates (if applicable);

(24)

the Lifetime Mortgage Interest Rate Cap (if applicable);

(25)

the rounding provisions under the terms of the Mortgage Note (if applicable);

(26)

the lookback provisions (#of days) under the terms of the Mortgage Note (if applicable);

(27)

negative amortization indicator;

(28)

the date on which the first payment is due;

(29)

the original term of the Mortgage Loan;

(30)

the stated maturity date;

(31)

the amount of the monthly principal and interest Payment;

(32)

the Annual Payment Cap expressed as a percentage (for Arms only);

(33)

the next due date as of the Cut-off Date;

(34)

the original principal amount of the Mortgage Loan;

(35)

the Senior balances, if applicable

(36)

the origination date of the Mortgage Loan;

(37)

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date;

(38)

monthly payment histories on current mortgages (12 months );

(39)

prior foreclosure history, if available;

(40)

prior bankruptcy history, if available;

(41)

the loan purpose code;

(42)

the occupancy code;

(43)

the loan documentation type, (to be provided in conformance with Standard and Poor’s documentation categories- Field 5);

(44)

Asset Verification (Purchase Money loans only), (yes or no);

(45)

the Mortgagor’s and Co-Mortgagor’s (if applicable) social security numbers;

(46)

the Mortgage Loan FICO score at origination;

(47)

the purchase price of the Mortgaged Property (if a purchase);

(48)

the Appraisal value of the Mortgaged Property;

(49)

the Mortgagor’s and Co-Mortgagor’s (if applicable) race;

(50)

the Mortgagor’s and Co-Mortgagor’s (if applicable) gender;

(51)

the combined annual income;

(52)

as of date;

(53)

amortization term;

(54)

balloon flag;

(55)

prepayment penalty flag;

(56)

prepayment penalty term;

(57)

mortgage insurance provider, or code for LPMI;

(58)

mortgage insurance coverage percentage;

(59)

mortgage insurance cost;

(60)

mortgage insurance certificate number;

(61)

the monthly tax and insurance payment;

(62)

the escrow balance as of the Cut-off Date;

(63)

The MIN number assigned to each Mortgage Loan, if applicable;

(64)

a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM;

(65)

the Appraisal Type in #64 is an AVM, then a description of the AVM type;

(66)

a code indicating whether the loan is High Cost or Covered (HC, CV, HL); and

(67)

a section 32 flag and the origination points and or fees.

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Section 2.01 and 2.03 of the Flow Seller’s Warranties and Servicing Agreement to which this Exhibit is attached (the “Agreement”):

1.

The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________ without recourse” and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: “Countrywide Home Loans Inc., successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: “Countrywide Home Loans Inc., formerly known as [previous name]”).

2.

The original of any guarantee executed in connection with the Mortgage Note (if any).

3.

The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

4.

The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

5.

The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “Countrywide Home Loans Inc., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “Countrywide Home Loans Inc., formerly known as [previous name].”

6.

Originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.

A copy of the mortgagee policy of title insurance or attorney’s opinion of title and abstract of title.

8.

Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

9.

The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

10.

Residential loan application.

11.

Mortgage Loan closing statement.

12.

Verification of employment and income, if applicable and available.

13.

Verification of acceptable evidence of source and amount of downpayment, if applicable.

14.

Credit report on the Mortgagor, if applicable.

15.

Residential appraisal report, if applicable.

16.

Photograph of the Mortgaged Property, if applicable and available.

17.

Survey of the Mortgaged Property, if applicable and available.

18.

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc., if applicable.

19.

All required disclosure statements.

20.

If available, termite report, structural engineer’s report, water potability and septic certification.

21.

Sales contract, if applicable.

22.

Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan, if applicable.

EXHIBIT C

MORTGAGE LOAN DOCUMENTS

The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Flow Seller’s Warranties and Servicing Agreement to which this Exhibit is annexed (the “Agreement”):

(a)

the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ___________, without recourse” and signed in the name of the Company by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “Countrywide Home Loans Inc., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “Countrywide Home Loans Inc., formerly known as [previous name]”;

(b)

the original of any guarantee executed in connection with the Mortgage Note;

(c)

the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(d)

the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

(e)

the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank, or the original Assignment of Mortgage in recordable form into MERS. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “Countrywide Home Loans Inc., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “Countrywide Home Loans Inc., formerly known as [previous name];” and

(f)

the originals of all intervening assignments of mortgage with evidence of recording thereon, including warehousing assignments, if any.;

EXHIBIT D-1

CUSTODIAL ACCOUNT CERTIFICATION

_____________________, 200_

Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Flow Seller’s Warranties and Servicing Agreement, dated as of June 1, 2004, Conventional Residential Mortgage Loans.

Title of Account:

Countrywide Home Loans, Inc. in trust for the Purchaser

Account Number:

_______________

Address of office or branch
of the Company at

which Account is maintained:

Countrywide Home Loans, Inc.

Company

By:

Name:

Title:

EXHIBIT D-2

CUSTODIAL ACCOUNT LETTER AGREEMENT

_________________, 200_

To:

(the “Depository”)

As Company under the Flow Seller’s Warranties and Servicing Agreement, dated as of June 1, 2004, Conventional Residential Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “Countrywide Home Loans, Inc., in trust for the Purchaser - Conventional Residential Mortgage Loans.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

Countrywide Home Loans, Inc.

Company

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:

Name:

Title:

Date:

EXHIBIT E-1

ESCROW ACCOUNT CERTIFICATION

__________________, 200_

Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Flow Seller’s Warranties and Servicing Agreement, dated as of June 1, 2004, Conventional Residential Mortgage Loans.

Title of Account:

“Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors.”

Account Number:

_______________

Address of office or branch
of the Company at

which Account is maintained:

Countrywide Home Loans, Inc.

Company

By:

Name:

Title:

EXHIBIT E-2

ESCROW ACCOUNT LETTER AGREEMENT

___________________, 200_

To:

(the “Depository”)

As Company under the Flow Seller’s Warranties and Servicing Agreement, dated as of June 1, 2004, Conventional Residential Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as “Countrywide Home Loans, Inc., in trust for the Purchaser and various Mortgagors.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

Countrywide Home Loans, Inc.

Company

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:

Name:

Title:

Date:

Exhibit F-1

RESERVED

Exhibit F-2

RESERVED

EXHIBIT G

ASSIGNMENT AND ASSUMPTION

_________________, 200_

ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a ___________________ corporation having an office at __________________ (“Assignor”) and _________________________________, a __________________ corporation having an office at __________________ (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, with respect to the Mortgage Loans identified on Exhibit A hereto (the “Mortgage Loans”) in, to and under that certain Flow Seller’s Warranties and Servicing Agreement, Conventional Residential Mortgage Loans (the “Flow Seller’s Warranties and Servicing Agreement”), dated as of June 1, 2004, by and between Lehman Brothers Bank, FSB (the “Purchaser”), and Countrywide Home Loans, Inc. (the “Company”), and the Mortgage Loans delivered thereunder by the Company to the Assignor.

2.

The Assignor warrants and represents to, and covenants with, the Assignee that:

a.

The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.

The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Flow Seller’s Warranties and Servicing Agreement or the Mortgage Loans;

c.

The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Flow Seller’s Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Flow Seller’s Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Flow Seller’s Warranties and Servicing Agreement or the Mortgage Loans; and

d.

Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “33 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3.

The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

a.

The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Flow Seller’s Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder;

b.

The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c.

The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d.

The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any Person authorized to act therefor has offered the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

e.

The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f.

The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

g.

Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h.

Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Flow Seller’s Warranties and Servicing Agreement is:

Attention:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Flow Seller’s Warranties and Servicing Agreement are:

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
By: Its:	By: Its:

EXHIBIT H

RESERVED

EXHIBIT I

ASSIGNMENT AND CONVEYANCE

On this [__] day of [___], 200[_], Countrywide Home Loans Inc., as the Company, under that certain Flow Seller’s Warranties and Servicing Agreement, dated as of [___], 200[_] (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Lehman Brothers Bank, FSB, as Purchaser under the Agreement all rights, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit 1, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein.  Pursuant to Section 2 of the Agreement, the Company has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be delivered promptly by the Company to the Purchaser.

The Company confirms to the Purchaser that the representations and warranties set forth in Section 3 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit 1, and the representations and warranties in Section 3 of the Agreement with respect to the Company are true and correct as of the date hereof.

The Mortgage Loans listed on the Mortgage Loan Schedule attached hereto have the pool characteristics as set forth on Exhibit 2 attached hereto.

The Mortgage Loans listed on the Mortgage Loan Schedule attached hereto have been underwritten in accordance with the Underwriting Guidelines set forth in Exhibit 3 attached hereto.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

COUNTRYWIDE HOME LOANS, INC.

(Company)

By:

Name:________________________

Title:_________________________

LEHMAN BROTHERS BANK, FSB

(Purchaser)

By:___________________________

Name:______________________

Title:_______________________

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

EXHIBIT 2

POOL CHARACTERISTICS

The Mortgage Interest Rate shall not exceed [____]% nor be less than [___]%.    With respect to the aggregate unpaid principal balance of the Mortgage Loans, no more than [___]% of the Mortgage Loans have a balloon payment feature.  With respect to the aggregate unpaid principal balance of all the Mortgage Loans, the Mortgaged Properties are located as follows: (i) no more than [___]% are located in California (ii) no more than [___]% are located in Florida and (iii) no other one state contains more than [__]% of the Mortgaged Properties.  With respect to the aggregate unpaid principal balance of all Mortgage Loans, (a) no more than [___]% are secured by real property improved by individual condominium units, (b) no more than [___]% are secured by real property improved by an individual unit in a planned unit development, and (c) at least [___]% are secured by real property with a detached one family residence erected thereon. All of the Mortgaged Properties are owner occupied primary residences.  No Mortgage Loan has a Combined Loan-to-Value Ratio of greater than [_____]%. The Mortgage Loans have a weighted average Combined Loan-to-Value ration of [_____]%. With respect to the aggregate unpaid principal balance of the Mortgage Loans, (a) at least [___]% of the Mortgage Loans were originated under the Company’s full documentation program (b) no more than [___]% of the Mortgage Loans were originated under the Company’s “stated income” documentation program, and (c) no more than [___]% were originated under Company’s “limited” documentation program.  With respect to the aggregate unpaid principal balance of the Mortgage Loans, (a) no more than [___]% are “cash-out” refinance and/or debt consolidation mortgage loans, (b) no more than [___]% are rate and term refinance mortgage loans and (c) at least [___]% are purchase mortgage loans.  No Mortgage Loans has a FICO Score of less than [___].  The weighted average FICO Score of the Mortgage Loans is [_____].  With respect to the aggregate unpaid principal balance of the Mortgage Loans, the Mortgage Loans have the following Credit Grades:  (i) [___]% of the Mortgage Loans are Credit Grade “A”; (ii) [___]% of the Mortgage Loans are Credit Grade “A-”; and (iii) [___]% of the Mortgage Loans are Credit Grade “B”.  [___].  With respect to the aggregate unpaid principal balance of the Mortgage Loans, [___]% of the Mortgage Loans have prepayment penalty features.  With respect to the aggregate unpaid principal balance of the Mortgage Loans, the weighted average prepayment penalty term of Mortgage Loans that have prepayment penalties is [___] months.  The weighted average seasoning of the Mortgage Loans is less than [__] months.  No Mortgage Loans has a debt to income ratio greater than [___].  The weighted average debt to income ratio of the Mortgage Loans is [_____].   No more than [___]% of the Mortgage Loans has a debt to income ratio greater than 45.  No more than [___]% of the Mortgage Loans has a debt to income ratio greater than 50.

EXHIBIT 3

UNDERWRITING GUIDELINES

EXHIBIT D-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL, REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

EXHIBIT D-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Data Field	Format	Data Description
% of MI coverage	NUMBER(6,5)	The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual MI claim filed date	DATE(MM/DD/YYYY)	Actual date that the claim was submitted to the PMI company.
Actual bankruptcy start date	DATE(MM/DD/YYYY)	Actual date that the bankruptcy petition is filed with the court.
Actual MI claim amount filed	NUMBER(15,2)	The amount of the claim that was filed by the servicer with the PMI company.
Actual discharge date	DATE(MM/DD/YYYY)	Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)	Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)	Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual redemption end date	DATE(MM/DD/YYYY)	Actual date that the foreclosure redemption period expires.
Bankruptcy chapter	VARCHAR2(2) 7= Chapter 7 filed 11= Chapter 11 filed 12= Chapter 12 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
Bankruptcy flag	VARCHAR2(2) Y=Active Bankruptcy N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Bankruptcy Case Number	VARCHAR2(15)	The court assigned case number of the bankruptcy filed by a party with interest in the property.
MI claim amount paid	NUMBER(15,2)	The amount paid to the servicer by the PMI company as a result of submitting an MI claim.
MI claim funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Current loan amount	NUMBER(10,2)	Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)	Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)	Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)	Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)	Actual date of receipt of an REO offer.
Delinquency value	NUMBER(10,2)	Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the delinquency valuation amount.
Delinquency value date	DATE(MM/DD/YYYY)	Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency flag	VARCHAR2(2) Y= 90+ delinq. Not in FC, Bky or Loss mit N=Less than 90 days delinquent	Servicer defined indicator that indentifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Foreclosure flag	VARCHAR2(2) Y=Active foreclosure N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Corporate expense balance	NUMBER(10,2)

Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Foreclosure attorney referral date	DATE(MM/DD/YYYY)	Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)	Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.
Foreclosure valuation date	DATE(MM/DD/YYYY)	Date that foreclosure valuation amount was completed by vendor or property management company.
Foreclosure valuation source	VARCHAR2(80) BPO= Broker's Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the foreclosure valuation amount.
FHA 27011A transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011A claim was submitted to HUD.
FHA 27011 B transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011B claim was submitted to HUD.
VA LGC/ FHA Case number	VARCHAR2(15)

Number that is assigned individually to the loan by either HUD or VA at the time of origination.  The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

FHA Part A funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
Foreclosure actual sale date	DATE(MM/DD/YYYY)	Actual date that the foreclosure sale was held.
Servicer loan number	VARCHAR2(15)	Individual number that uniquely identifies loan as defined by servicer.
Loan type	VARCHAR2(2) 1=FHA Residential 2=VA Residential 3=Conventional w/o PMI 4=Commercial 5=FHA Project 6=Conventional w/PMI 7=HUD 235/265 8=Daily Simple Interest Loan 9=Farm Loan U=Unknown S=Sub prime	Type of loan being serviced generally defined by the existence of certain types of insurance. (ie: FHA, VA, conventional insured, conventional uninsured, SBA, etc.)
Loss mit approval date	DATE(MM/DD/YYYY)	The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
Loss mit flag	VARCHAR2(2) Y= Active loss mitigation N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing aloss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)	The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.
Loss mit type	VARCHAR2(2) L= Loss Mitigation LT=Ligitation pending NP=Pending non-performing sale CH= Charge off DI= Deed in lieu FB= Forbearance plan MO=Modification PC=Partial claim SH=Short sale VA=VA refunding	The defined loss mitigation alternative identified on the loss mit approval date.
Loss mit value	NUMBER(10,2)	Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)	Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal	Date that the lostt mitigation valuation amount was completed by vendor or property management company.
MI certificate number	VARCHAR2(15)	A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
LPMI Cost	NUMBER(7,7)	The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
Occupancy status	VARCHAR2(1) O=Owner occupied T=Tenant occupied U=Unknown V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
First Vacancydate/ Occupancy status date	DATE(MM/DD/YYYY)	The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Original loan amount	NUMBER(10,2)	Amount of the contractual obligations (ie: note and mortgage/deed of trust).
Original value amount	NUMBER(10,2)	Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)	Date that the contractual obligations (ie: note and mortgage/deed of trust) of the mortgagor was executed.
FHA Part B funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received fro HUD as a result of transmitting the 27011B claim.
Post petition due date	DATE(MM/DD/YYYY)	The post petition due date of a loan involved in a chapter 13 bankruptcy.
Property condition	VARCHAR2(2) 1= Excellent 2=Good 3=Average 4=Fair 5=Poor 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
Property type

VARCHAR2(2)

1=Single family

2=Town house

3=Condo

4=Multifamily

5=Other

6=Prefabricated

B=Commercial

C=Land only

7=Mobile home

U=Unknown

D=Farm

A=Church

P=PUD

R=Row house

O=Co-op

M=Manufactured housing

24= 2-4 family

CT=Condotel

MU=Mixed use

Type of property secured by mortgage such as: single family, 2-4 unit, etc.
Reason for default

VARCHAR2(3)

001=Death of principal mtgr

02=Illness of principal mtgr

003=Illness of mtgr's family member

004=Death of mtgr's family member

005=Marital difficulties

006=Curtailment of income

007=Excessive obligations

008=Abandonment of property

009=Distant employee transfer

011=Property problem

012=Inability to sell property

013=Inability to rent property

014=Military service

015=Other

016=Unemployment

017=Business failure

019=Casualty loss

022=Energy-Environment costs

023= Servicing problems

026= Payment adjustment

027=Payment dispute

029=Transfer ownership pending

030=Fraud

031=Unable to contact borrower

INC=Incarceration

Cause of delinquency as identified by mortgagor.
REO repaired value	NUMBER(10,2)	The projected value of the property that is adjusted from the "as is" value assuming necessary repairs have been made to the property as determined by the vendor/property management company.
REO list price adjustment amount	NUMBER(15,2)	The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)	The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO value (as is)	NUMBER(10,2)	The value of the property without making any repairs as determined by the vendor/property management copmany.
REO actual closing date	DATE(MM/DD/YYYY)	The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7) Y=Active REO N=No active REO	Servicer defined indicator that identifies that the property is now Real Estate Owned.
REO original list date	DATE(MM/DD/YYYY)	The initial/first date that the property was listed with an agent as an REO.
REO original list price	NUMBER(15,2)	The initial/first price that was used to list the property with an agent as an REO.
REO net sales proceeds	NUMBER(10,2)	The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
REO sales price	NUMBER(10,2)	Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)	The date that the sale of the REO property is scheduled to close escrow.
REO value date	DATE(MM/DD/YYYY)	Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)	The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)	The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)	The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor's failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)	The date that both the mortgagor and servicer agree to the terms of a forebearance or repayment plan.
SBO loan number	NUMBER(9)	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.
Escrow balance/advance balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
Title approval letter received date	DATE(MM/DD/YYYY)	The actual date that the title approval was received as set forth in the HUD title approval letter.
Title package HUD/VA date	DATE(MM/DD/YYYY)	The actual date that the title package was submitted to either HUD or VA.
VA claim funds received date	DATE(MM/DD/YYYY)	The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
VA claim submitted date	DATE(MM/DD/YYYY)	The actual date that the expense claim was submitted by the servicer to the VA.
VA first funds received amount	NUMBER(15,2)	The amount of funds received by the servicer from VA as a result of the specified bid.
VA first funds received date	DATE(MM/DD/YYYY)	The date that the funds from the specified bid were received by the servicer from the VA.
VA NOE submitted date	DATE(MM/DD/YYYY)	Actual date that the Notice of Election to Convey was submitted to the VA.
Zip Code	VARCHAR2(5)	US postal zip code that corresponds to property location.
FNMA Delinquency status code

VARCHAR2(3)

09=Forbearance

17=Preforeclosure sale

24=Drug seizure

26=Refinance

27=Assumption

28=Modification

29=Charge-off

30=Third-party sale

31=Probate

32=Military indulgence

43=Foreclosure

44=Deed-in-lieu

49=Assignment

61=Second lien considerations

62=VA no-bid

63=VA Refund

64=VA Buydown

65=Ch. 7 bankruptcy

66=Ch. 11 bankruptcy

67=Ch. 13 bankruptcy

The code that is electronically reported to FNMA by the servicer that reflects the current defaulted status of a loan. (ie: 65, 67, 43 or 44)
FNMA delinquency reason code

VARCHAR2(3)

001=Death of principal mtgr

 002=Illness of principal mtgr

003=Illness of mtgr's family member

004=Death of mtgr's family member

005=Marital difficulties

006=Curtailment of income

007=Excessive obligations

008=Abandonment of property

009=Distant employee transfer

011=Property problem

012=Inability to sell property

013=Inability to rent property

014=Military service

015=Other

016=Unemployment

017=Business failure

019=Casualty loss`

022=Energy-Environment costs

023= Servicing problems

026= Payment adjustment

027=Payment dispute

029=Transfer ownership pending

030=Fraud

031=Unable to contact borrower

INC=Incarceration

The code that is electronically reported to FNMA by the servicer that describes the circumstance that appears to be the primary contributing factor to the delinquency.
Suspense balance	NUMBER(10,2)	Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
Restricted escrow balance	NUMBER(10,2)	Money held in escrow by the mortgage company through completion of repairs to property.
Investor number	NUMBER (10,2)	Unique number assigned to a group of loans in the servicing system.

Exhibit E

Annual Certification

Aurora Loan Services LLC

327 Inverness Drive South, Mail Stop 3195

Englewood, CO 80112

Attention:  E. Todd Whittemore

Reference is made to the reconstituted servicing agreement listed on Exhibit A hereto (the “Agreement”) entered into by Countrywide Home Loans, Inc. (the “Servicer”).  I,                , a                                of the Servicer, hereby certify to Aurora Loan Services LLC (the “Master Servicer”) and its respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

I have reviewed the information required to be delivered to the Master Servicer pursuant to the Agreement (the “Servicing Information”).

2.

Based on my knowledge, the information relating to the Mortgage Loans submitted by the Servicer in its monthly reporting packages delivered to the Master Servicer to be included in the reports on Form 8-K and the annual report on Form 10-K with respect to the transactions relating to the Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

3.

Based on my knowledge, the Servicing Information required to be provided to the Master Servicer by the Servicer under the Agreement has been provided to the Master Servicer;

4.

I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required hereunder, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer by the Servicer, the Servicer has, as of the date of this certification fulfilled its obligations under the Agreement; and

5.

I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

COUNTRYWIDE HOME LOANS, INC.

By:

Name:

Title:

Date:

Exhibit F

Fannie-Mae Guide No. 95-19

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT

Reference

•

Selling

This announcement amends the guide(s) indicated.

•

Servicing

Please keep it for reference until we issue a formal

change.

Subject

"Full-File" Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories.  To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a "full-file" status report for the mortgages they service for us.

"Full-file" reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us.  The status reported generally should be the one in effect as of the last business day of each month.  Servicers may, however, use a slightly later cut-off date -- for example, at the and of the first week of a month -- to assure• that payment corrections, returned checks, and other adjustments related to the previous month's activity can be appropriately reflected in their report for that month.  Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed and charged-off.  (The credit repositories will provide the applicable codes for reporting these statuses to them.)  A listing of each of the major repositories to which "full-file" status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report.  Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad

Senior Vice President – Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A "full-file" status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number
Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.
Equifax

Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.
Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information

11/20/95

SCHEDULE I-A

Schedule of Mortgage Loans purchased from BofA

SCHEDULE I-B

Schedule of Mortgage Loans purchased from Countrywide